UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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[_]  Soliciting material persuant to §240 14a-11(c) or §240 14a-12

MATRITECH, INC.
______________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MATRITECH, INC.
330 Nevada Street
Newton, Massachusetts 02460

__________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
__________________________

To Be Held on June 9, 2006

To the Stockholders of Matritech, Inc.:

     Our Annual Meeting of Stockholders will be held at the Sheraton Newton Hotel, 320 Washington Street, Newton, MA 02458, on Friday, June 9, 2006, at 9:00 a.m. EDT, for the following purposes:

1.	To elect nine (9) directors;

2.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 90,000,000 to 150,000,000;

3.	To approve certain issuances by the Company of shares of common stock at a price below $0.61 per share;

4.	To approve the Company’s 2006 Equity and Incentive Plan;

5.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

6.	To transact such other business as may properly come before the meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on April 12, 2006 as the record date for determining stockholders entitled to notice of and to vote at the meeting and any adjournment thereof.

     IF YOU PLAN TO ATTEND:

     If you plan to attend, please bring valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts (“street name” holders) will also need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, cell phones, recording devices and other electronic devices will not be permitted at the meeting.

By Order of the Board of Directors,

/s/ PATRICIA RANDALL
PATRICIA RANDALL, Secretary

Newton, Massachusetts
April 25, 2006

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. RETURNING A PROXY WILL NOT DEPRIVE YOU OF YOUR RIGHT TO ATTEND THE ANNUAL MEETING AND VOTE YOUR SHARES IN PERSON.

MATRITECH, INC.
330 Nevada Street
Newton, Massachusetts 02460

______________________

PROXY STATEMENT
______________________

     FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 9, 2006

     This Proxy Statement is furnished to the stockholders of Matritech, Inc., a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders to be held on June 9, 2006, and any adjournment or adjournments thereof. A copy of the Notice of Annual Meeting of Stockholders accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement will commence on or about April 25, 2006.

     Only holders of record of our common stock at the close of business on April 12, 2006, the record date for the meeting, will be entitled to notice of and to vote at the meeting and at any adjournments thereof. On the record date, we had issued and outstanding 53,932,912 shares of common stock, $0.01 par value per share (the “Common Stock”). Each share of Common Stock is entitled to one vote. The number of votes to which holders of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) are entitled is determined based on the number of shares of Series A Preferred Stock held by the holder on the record date times 6.56.

     The presence at the meeting, in person or by proxy, of the holders of at least a majority of the issued and outstanding shares of capital stock entitled to vote at the meeting will be necessary to constitute a quorum. If a broker that is a record holder of Common Stock does not return a signed proxy, the shares of Common Stock held by such broker will not be considered present at the meeting and will not be counted toward establishing a quorum. If a broker that is the record holder of Common Stock returns a signed proxy, the shares of Common Stock held by such broker will be considered present at the meeting and will be counted toward establishing a quorum. If a signed proxy is received from a broker that does not have discretionary authority to vote on one or more matters, the proxy will be considered a “broker non-vote” for that matter and will have the effects described in the following two paragraphs.

     Election of Directors. Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The nine (9) nominees receiving the highest number of affirmative votes of the shares present or represented and voting on the election of a director at the Annual Meeting will each be elected as Director for a one year term and until their successors have been duly appointed and have qualified. Only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withholds authority to vote for such nominee will not be counted toward such nominee’s achievement of a plurality.

     Other Matters. The affirmative vote of a majority of the shares outstanding, in person or by proxy, will be required for the approval of the amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 90,000,000 to 150,000,000 (the “Amendment”). Abstentions, as well as broker “non-votes” will not be considered to have been voted for this matter and will have the practical effect of a negative vote on the matter. Assuming a quorum is present, the affirmative vote of a majority of the shares present, in person or by proxy, and voting on the matter will be required for (i) the approval of certain issuances by the Company of shares of Common Stock at a price below $0.61 per share (the “Share Issuances”), (ii) the approval of the Company’s 2006 Equity and Incentive Plan (the “Omnibus Plan”) and (iii) the ratification of the selection of the Company’s independent registered public accounting firm for the year ended December 31, 2006. Abstentions, as well as broker “non-votes” will not be considered to have been voted for matters (i) through (iii) and will have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matters by reducing the total number of shares from which the majority is calculated.

     Stockholders who execute proxies may revoke them by giving written notice to our Secretary at any time before such proxies are voted. Attendance at the meeting will not have the effect of revoking a proxy unless the Stockholder attending the meeting notifies the Secretary, in writing, of the revocation of the proxy at any time prior to the voting of the proxy.

     The Board of Directors does not know of any matter other than the election of directors, the approval of the Amendment, the approval of the Share Issuances, the approval of the Omnibus Plan and the ratification of the selection of the Company’s independent registered public accounting firm that is expected to be presented for consideration at the meeting. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment. The persons named as proxies, Stephen D. Chubb and David L. Corbet, were selected by the Board of Directors and are officers and directors of Matritech. All proxies received pursuant to this solicitation will be voted, except as to matters where authority to vote is specifically withheld, and where a choice is specified as to the proposal, in accordance with such specification. If no instructions are given, the persons named in the proxy solicited by the Board of Directors intend to vote (i) FOR the nominees for election as our directors named in this Proxy Statement under the caption “Election of Directors,” (ii) FOR the approval of the Amendment; (iii) FOR the approval of the Share Issuances (iv) FOR the approval of the Omnibus Plan and (v) FOR the ratification of the selection of the Company’s independent registered public accounting firm for the year ending December 31, 2006.

     We will bear the cost of the meeting and the cost of soliciting proxies, including the cost of mailing the proxy materials. In addition to solicitation by mail, our directors, officers and regular employees (who will not be specifically compensated for such services) may solicit proxies by telephone, facsimile, email and personal meetings. We may also engage a proxy solicitor to assist in the solicitation of proxies from stockholders.

     PROPOSAL 1
ELECTION OF DIRECTORS

     Our Board of Directors is currently composed of eight directors, each of whom is a nominee for election to the Board named in the table below. In addition, we have one director nominee who does not currently serve on our Board of Directors. If any nominee listed in the table below should become unavailable for any reason, which management does not anticipate, proxies returned by the Stockholders will be voted for any substitute nominee selected by the Nominating and Corporate Governance Committee prior to or at the meeting, or for a motion to reduce the membership of the Board to the number of nominees available.

     The following table sets forth the name of each Director, including each nominee, and his/her age and position(s) with the Company.

Name	Age	Positions with the Company
Stephen D. Chubb	62	Chairman of the Board, Chief Executive Officer and Director
David L. Corbet	52	President, Chief Operating Officer and Director
Walter O. Fredericks	66	Director
Judith Kurland	60	Director
Bruce Lehman	56	Director Nominee
Jonathan M. Niloff, M.D.	52	Director
Richard A. Sandberg	63	Chief Financial Officer, Treasurer, Vice President Finance,
		Assistant Secretary and Director
T. Stephen Thompson	58	Director
C. William Zadel	62	Director

BIOGRAPHICAL INFORMATION

     Mr. Chubb, a founder of Matritech, has been Chairman since October 1993 and a director and Matritech’s Chief Executive Officer since the Company’s inception in 1987. Mr. Chubb was the Company’s President until October 1993 and was also Treasurer of the Company until March 1992. From 1984 to 1986, Mr. Chubb served as President and Chief Executive Officer of T Cell Sciences, Inc., a publicly traded biotechnology company. Prior to 1984,

Mr. Chubb was President and Chief Executive Officer of Cytogen Corporation, also a publicly traded biotechnology company. He currently serves as a director of Charles River Laboratories, a publicly traded provider of clinical research tools and integrated support services to enable drug development.

     Mr. Corbet has been Matritech’s President, Chief Operating Officer and a director since October 1993, and joined the Company in April 1993 as Executive Vice President. Prior to joining Matritech and since 1991, Mr. Corbet had served as President and Chief Operating Officer of T Cell Diagnostics, Inc., a subsidiary of T Cell Sciences, Inc.

     Mr. Fredericks has served as a director of Matritech since July 2003. Mr. Fredericks is currently a member of, and is responsible for the financial affairs of, Adirondack Boat, LLC, a distributor of electric boats. From 1991 to 2001, Mr. Fredericks served as president, chief executive officer and director of Lifecodes Corporation, a forensics DNA testing company. Mr. Fredericks was the founder of, and from 1993 to 2001 served as chief executive officer and director of, Electronic Instruments International, a company focused on creating products to enhance long distance electric power distribution. From 1989 to 1997, he also served as a director of DIANON Systems, Inc., a publicly traded oncology marketing and database company.

     Ms. Kurland has served as a director of Matritech since February 2001. Since 2004, Ms. Kurland has served as a visiting fellow at the McCormack Graduate School for Public Policy at the University of Massachusetts. She is also a senior consultant to DCABoston, a firm that helps not-for-profit organizations achieve major social change. From March 2001 until August 2002, Ms. Kurland was the President and Chief Executive Officer of Hunt Alternatives, a foundation. Ms. Kurland was the New England Regional Director of the United States Department of Health and Human Services from May 1997 to January 2001. Ms. Kurland served from December 1998 to December 2000 as the Acting Editor of Public Health Reports, the journal of the U.S. Public Health Service. She is a faculty member at Tufts University Medical School, Boston University Medical School, Simmons College, and is currently on leave from teaching at the Harvard School of Public Health. Since November 2005, she has served as President of the Massachusetts Public Health Association.

     Mr. Lehman was a founder of, and has served since 1978 as chief executive officer of, LehmanMillet Incorporated, a marketing services company dedicated to the medical device and diagnostics industry.

     Dr. Niloff has served as a director of Matritech since February 2005. Since April 2005, Dr. Niloff has served as president and chief executive officer of MedVentive, LLC, a medical software company focused on assisting physicians and health care organizations maximize cost-effective patient compliance with prescribed drug therapies. From 2000 to March 2005, Dr. Niloff served as president of Provider Service Network, Inc., a physician-driven organization providing innovative web-based tools and other infrastructure services to improve quality and reduce the cost of health care. Dr. Niloff is also a practicing physician, specializing in gynecologic oncology, and served as director of the division of gynecologic oncology of Beth Israel Deaconess Medical Center from 1990 to 2004. Dr. Niloff is a clinical researcher in the field of gynecological oncology. Since 1990, Dr. Niloff has also served as an Associate Professor of Obstetrics, Gynecology and Reproductive Biology at Harvard Medical School.

     Mr. Sandberg has served as a director of Matritech since April 1999, excluding a brief hiatus between June 2002 and September 2002, at which time Mr. Sandberg was reappointed to the Board of Directors to fill a vacancy created by the Board. Mr. Sandberg has been Matritech’s Chief Financial Officer, Vice President Finance and Treasurer since November 2002, and served as Secretary from November 2002 to December 2003. Since December 2003, he has served as Assistant Secretary. Mr. Sandberg also serves as Manager and Chief Financial Officer of Battery Asset Management, LLC, a firm specializing in foreign exchange transactions. Mr. Sandberg devotes approximately 50% of his professional time to the business of the Company. From 1997 to 2001, Mr. Sandberg served as Chairman of the Board of Lifecodes Corporation, a manufacturer of DNA test kits and a provider of DNA testing services. In addition, Mr. Sandberg served as Chief Financial Officer of Lifecodes Corporation from May 1997 to September 1998. From 1983 to 1997, Mr. Sandberg served in a variety of positions including Chairman, Chief Executive Officer and Chief Financial Officer at DIANON Systems, Inc. a publicly traded oncology marketing and database company. Since November 2003, Mr. Sandberg has served as director of Ethan Allen Interiors, Inc., a publicly traded home furnishings company and since August 2005 has served as a director of North American Scientific, Inc., a publicly traded radiation-based technology company focused on the diagnosis and treatment of cancer .

     Mr. Thompson has served as a director of Matritech since May 1994. Mr. Thompson has served since 1992 as President and a director of Immtech International, Inc., a publicly traded biopharmaceutical company and from 1992 to 2006, Mr. Thompson served as Chief Executive Officer of Immtech International, Inc.

     Mr. Zadel has served as a director of Matritech since December 1995. From April 2001 until December 2004, Mr. Zadel served as Chief Executive Officer of Mykrolis Corporation, formerly the microelectronics division of Millipore Corporation, a publicly traded semiconductor equipment company. From April 1996 until August 2001, Mr. Zadel was the Chairman, President, Chief Executive Officer and a director of the Millipore Corporation. Mr. Zadel currently serves, and has served since 1989, as a director of Kulicke & Soffa Industries, Inc., a publicly traded semiconductor assembly equipment company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES FOR
ELECTION AS OUR DIRECTORS NAMED IN THIS PROXY STATEMENT

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Board of Directors and Committees

     Our Board of Directors is currently composed of eight directors with terms expiring upon the election and qualification of Directors at the next annual meeting of Stockholders. The Board of Directors has determined that each of Messrs. Fredericks, Thompson and Zadel, Ms. Kurland and Dr. Niloff is “independent” in accordance with all requirements promulgated by the Securities and Exchange Commission (the “SEC”), including Rule 10A-3(b)(i) pursuant to the Securities Exchange Act of 1934, and Rule 121A of the American Stock Exchange Company Guide listing standards. The Board also determined that Mr. Lehman would be “independent” in accordance with all requirements promulgated by the SEC, including Rule 10A-3(b)(i) pursuant to the Securities Exchange Act of 1934, and Rule 121A of the American Stock Exchange Company Guide listing standards. The Board based these determinations primarily on a review of the responses of each Director and Director Nominee to questions regarding employment and compensation history, affiliations and family and other relationships and on other relevant discussions with the Directors. Independent directors meet at least semi-annually in executive session without management participation.

     Our Board of Directors met nine times during 2005. No director attended less than 75% of the aggregate of (1) the total number of Board meetings and (2) the total number of meetings held by all committees on which such director served. Directors are encouraged to attend the Annual Meeting of Stockholders. Each of the persons then serving as Director attended, in person or by telephone conference call, the reconvened Annual Meeting of Stockholders held July 22, 2005, except Mr. Thompson.

     The Board of Directors currently has three standing committees:

  an Audit Committee, the members of which are all independent for purposes of American Stock Exchange listing standards and in accordance with all requirements promulgated by the Securities and Exchange Commission (the “SEC”), including Rule 10A-3(b)(i) pursuant to the Securities Exchange Act of 1934, and include Mr. Zadel (Chair since July 2005), Ms. Kurland and Mr. Thompson (Chair prior to July 2005).

  a Compensation Committee, the members of which are all independent for purposes of American Stock Exchange listing standards and include Mr. Fredericks (Chair), Ms. Kurland, and Messrs. Thompson and Zadel.

  a Nominating and Corporate Governance Committee, the members of which are all independent for purposes of American Stock Exchange listing standards and include Mr. Thompson (Chair), Ms. Kurland, Dr. Niloff (effective February 7, 2005), and Messrs. Fredericks and Zadel.

     The Board of Directors has adopted a written charter for each of its committees. The Board of Directors has also adopted an Amended and Restated Code of Business Conduct and Ethics that applies to all of our employees, officers and Directors.

Audit Committee

     The Audit Committee of the Board of Directors (the “Audit Committee”), consists of Mr. Zadel (Chair since July 2005), Ms. Kurland and Mr. Thompson (Chair prior to July 2005), each of whom satisfies the criteria for independence as defined in Section 121A of the listing standards for the American Stock Exchange, the principal trading market of our Common Stock, and Rule 10A-3 under the Securities Exchange Act of 1934. No member of the Audit Committee has participated in the preparation of the Company’s financial statements, and each member of the Audit Committee is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. The Board of Directors has determined that both Mr. Thompson and Mr. Zadel meet the definition of “audit committee financial expert” as defined by the Securities and Exchange Commission, as well as the definition of independence of Section 121A of the listing standards of the American Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934.

     The Audit Committee oversees the accounting and tax functions of the Company, including among other things the results and scope of our annual audit and other services provided by the Company’s independent registered public accounting firm and our compliance with legal matters that have a significant impact on our financial reports. The Audit Committee also consults with our management and the Company’s independent registered public accounting firm prior to the presentation of financial statements to Stockholders and, as appropriate, initiates inquiries into various aspects of our financial affairs. In addition, the Audit Committee is responsible for the selection, compensation, retention and replacement of the Company’s independent registered public accounting firm, establishing procedures for accounting related complaints, recommending audited financials for inclusion in the Company’s Annual Report on Form 10-K and engaging advisors as necessary.

     The Audit Committee operates under a written charter adopted by the Board of Directors and reviewed at least annually. A revised charter was adopted in February 2005 and was most recently reviewed in February 2006.

     The Audit Committee holds separate sessions, outside the presence of management, with the Company’s independent registered public accounting firm in conjunction with each regularly scheduled quarterly Audit Committee meeting. The Audit Committee held six meetings during the fiscal year ended December 31, 2005.

Compensation Committee

     The Compensation Committee of the Board of Directors (the “Compensation Committee”) consists of Mr. Fredericks (Chair), Ms. Kurland and Messrs. Thompson and Zadel. None of the Compensation Committee members is currently an officer or employee of the Company, and each satisfies the criteria for independence as defined in Section 121A of the listing standards for the American Stock Exchange.

     The Compensation Committee establishes salaries and incentives, including equity compensation, for the Company’s executive officers, and administers the Company’s 1992 and 2002 Stock Option and Incentive Plans (the “1992 Plan” and the “2002 Plan” respectively), the 1992 and 2002 Non-Employee Director Stock Option Plans (the “1992 Director Plan” and the “2002 Director Plan” respectively) and, prior to its termination, the 2002 Employee Stock Purchase Plan. The Compensation Committee acts under a written charter which was adopted by the Board of Directors. The Compensation Committee held three meetings during the fiscal year ended December 31, 2005.

Nominating and Corporate Governance Committee

     The Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating and Corporate Governance Committee”) consists of Mr. Thompson (Chair), Ms. Kurland, Dr. Niloff (who joined the Nominating and Corporate Governance Committee in February 2005) and Messrs. Fredericks and Zadel. None of the Nominating and Corporate Governance Committee members is currently an officer or employee of the Company, and each satisfies the criteria for independence as defined in Section 121A of the listing standards for the American Stock Exchange.

     The Nominating and Corporate Governance Committee is primarily responsible for (1) evaluating the composition, organization and size of the Board of Directors and its committees, (2) recommending nominees to stand for election as Directors at each Annual Meeting of Stockholders and to serve on each committee of the Board of Directors, (3) ensuring that the behavior of our directors, officers and employees is ethical and in compliance with laws and regulations and our own governing documents, including the Company’s Amended and Restated Code of

Business Conduct and Ethics (the “Code of Ethics”), a copy of which may be found on the Company’s website at www.matritech.com, and (4) reviewing related party transactions. The Nominating and Corporate Governance Committee also makes reports and recommendations to the Board of Directors regarding corporate governance compliance of the Company.

     The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors which was filed as Appendix B to our Proxy Statement filed on April 19, 2005.

     When considering candidates for Director, the Nominating and Corporate Governance Committee takes into account a number of factors, including the specific qualities and skills to be possessed by Board candidates, as set forth in the Board membership criteria previously adopted by the Board and included as Appendix B to our Proxy Statement filed on April 19, 2004. These specific minimum qualifications include demonstrated management ability at senior levels in successful organizations, current or recent employment in positions of significant responsibility and decision-making, expertise in leading or advising rapidly growing multi-national organizations, or current or prior experience related to anticipated Board and committee responsibilities in areas of importance to the Company. Specific qualities and skills to be possessed by Director candidates as set forth in the Board membership criteria include integrity, independence and financial literacy. The process for consideration of potential Board members does not treat candidates recommended by security holders differently than those recommended by current Board members, members of management or others. Security holders may recommend candidates for consideration by contacting our lead independent director, Mr. Thompson, or our chief executive officer, Mr. Chubb, by mail to the Company’s offices at 330 Nevada Street, Newton, MA 02460. The Committee did not receive any Stockholder nominee recommendations for the 2006 Annual Meeting of Stockholders. The Board of Directors as a whole is involved in consideration of candidates based on the Board membership criteria. The Board of Directors believes that candidates can be better assessed by full Board involvement in the process before the Nominating and Corporate Governance Committee selects the final nominees. The Nominating and Corporate Governance Committee recommended all the nominees listed in this proxy statement. Each of the nominees except  Mr. Lehman was previously elected by the Stockholders at the annual meeting held in July 2005.

     The Nominating and Corporate Governance Committee held four meetings during the fiscal year ended December 31, 2005.

Communications with the Board of Directors

     The Board has not adopted a formal process with respect to communications from security holders. The Board believes it is appropriate for the Company to preserve its current informal communication arrangements, which permit any security holder to contact any Board member directly, a system that has been utilized by security holders from time to time and served the Company and its security holders well. The Board believes that adoption of a formal process for security holder communication would result in more restrictive communication opportunities than those that currently exist. Security holders may communicate with the Board by writing to Board members at our corporate offices at 330 Nevada Street, Newton, MA 02460. In addition, we have identified our lead independent director, Mr. Thompson, as the contact for shareholder communications.

AUDIT COMMITTEE REPORT

     The Audit Committee is responsible for the selection, compensation, retention and replacement of the Company’s independent registered public accounting firm, establishing procedures for accounting related complaints and for providing assistance to the Company’s directors in fulfilling their responsibility to the stockholders, potential stockholders and investment community relating to the corporate accounting and reporting practices of the Company and the quality and integrity of the financial reports of the Company. The Audit Committee’s purpose is more fully described in its charter, which the Audit Committee reviews and assesses on an annual basis. The Audit Committee reviewed its charter and assessed the adequacy of it in February 2006, at which time no changes were deemed necessary or appropriate.

     The Audit Committee is currently composed of Judith Kurland, T. Stephen Thompson and C. William Zadel. Each of the Audit Committee members satisfies the criteria for independence as defined in Section 121A of the listing standards for the American Stock Exchange, the principal trading market of our Common Stock, and Rule

10A-3 under the Securities Exchange Act of 1934. No member of the Audit Committee has participated in the preparation of the Company’s financial statements, and each member of the Audit Committee is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. The Board of Directors has determined that both T. Stephen Thompson and C. William Zadel meet the definition of “audit committee financial expert” as defined by the Securities and Exchange Commission, as well as the definition of independence of Section 121A of the listing standards of the American Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934.

     As part of the procedures for accounting related complaints that were established by the Audit Committee, contact information has been provided for each member of the Audit Committee and the executive officers designated to receive complaints. Our Amended and Restated Code of Business Conduct and Ethics, which is posted on our website at www.matritech.com, also notes that notification of questionable accounting or auditing matters may be made to members of the Audit Committee, either directly or anonymously. The Audit Committee has the authority to investigate any matter within the scope of its authority and to retain outside counsel and other advisors to assist it with any such investigation.

     Management has primary responsibility for the Company's consolidated financial statements and the overall reporting process, including the Company's system of internal controls.

     The Company’s independent registered public accounting firm audits the annual consolidated financial statements prepared by management, expresses an opinion as to whether those consolidated financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America and discusses with the Audit Committee any issues the Company’s independent registered public accounting firm believes should be raised with the Company.

     The Audit Committee has selected and appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2006 and has asked the Board of Directors to include a proposal for stockholder ratification of this selection in this proxy. If the stockholders do not ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider its selection and appointment.

     The Audit Committee is responsible for recommending to the Board that the Company’s financial statements be included in the Company’s Annual Report on Form 10-K. The Audit Committee took a number of steps in making this recommendation. First, the Audit Committee obtained from PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for fiscal 2005, the written disclosures and letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, and discussed with PricewaterhouseCoopers LLP its independence from Matritech, Inc. and its management. Second, the Audit Committee discussed and reviewed with PricewaterhouseCoopers LLP all communications required by generally accepted auditing standards, including those described in the Statement on Auditing Standards 61, as modified or supplemented. The Audit Committee conducted these discussions with the Company’s independent registered public accounting firm with and without management present. These communications and discussions were intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Finally, the Audit Committee reviewed and discussed with the Company’s management and PricewaterhouseCoopers LLP the Company’s audited consolidated balance sheet as of December 31, 2005, and consolidated statement of operations, stockholders’ equity and cash flows for the year ended December 31, 2005.

     Based on the review, communications and discussions with management and PricewaterhouseCoopers LLP described above, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company be included in the Company’s 2005 Annual Report on Form 10-K, as well as certain material subsequent events.

Respectfully submitted,
Audit Committee of the Board of Directors,

C. WILLIAM ZADEL, Chair
JUDITH KURLAND
T. STEPHEN THOMPSON

NO PORTION OF THE FOREGOING REPORT SHALL BE DEEMED INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT EXCEPT TO THE EXTENT THAT MATRITECH SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE. IN ADDITION, THIS REPORT SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

Director Compensation

     It is the general policy of the Board of Directors that compensation for non-employee Directors should include a mix of cash and equity-based compensation. Prior to February 11, 2005, non-employee directors received a cash payment of $2,500 per Board of Directors meeting attended and $500 per meeting attended of a Committee of the Board of Directors. On February 11, 2005, the Board of Directors voted to amend the cash compensation arrangements for non-employee members of the Board, effective immediately (i) to pay each director a $2,500 per meeting fee for attendance, including attendance by telephone conference call, at each regularly scheduled meeting of the Board; (ii) to pay each director a $500 per meeting fee for attendance, including attendance by telephone conference call, at each meeting of a committee of the Board on which he or she serves which is conducted on a date other than a Board meeting date, up to the first four Audit Committee meetings during each fiscal year, the first two Compensation Committee meetings during each fiscal year and the first Nominating and Corporate Governance Committee meeting during each fiscal year; (iii) for other telephonic meetings of any committee, to pay for meeting attendance, at the rate of $500 per meeting, in the discretion of the Chair of the committee; and (iv) for other telephonic meetings of the Board, to pay for meeting attendance, at the rate of $2,500 per meeting, in the discretion of the lead independent director of the Board, currently Mr. Thompson. Non-employee directors are also reimbursed for their expenses incurred in attending meetings of the Board of Directors and its committees.

     Non-employee Directors also receive options to purchase Common Stock of the Company pursuant to the 2002 Director Plan. The 2002 Director Plan includes two types of option grants: (a) each non-employee director who first became or becomes a member of the Board of Directors on or after June 14, 2002 is automatically granted on the date of such election, without further action by the Board, an option (an “Initial Option”) to purchase 10,000 shares of the Company’s common stock which vests over a four-year period and (b) annually, each non-employee director is automatically granted, as of the date of the Annual Meeting of Stockholders in such year, an option (an ”Annual Option”) to purchase 10,000 shares of Common Stock which vests over a one-year period. Any non-employee who becomes a director after the Annual Meeting of Stockholders in any year shall be entitled to receive, in addition to the Initial Option, a fraction of the Annual Option equal to (x) divided by twelve (12), where (x) equals the number of complete months remaining until the first anniversary of the preceding Annual Meeting of Stockholders. Under the 2002 Director Plan, Annual Option grants were made in July 2005 to each of Messrs. Fredericks, Thompson and Zadel, Ms. Kurland and Dr. Niloff to purchase 10,000 shares of our Common Stock. Dr. Niloff was granted an Initial Option to purchase 10,000 shares of our Common Stock upon his election as a director in February 2005 and was also granted, on the same date, a pro rata Annual Option to purchase 3,333 shares of our Common Stock. All options granted pursuant to the 2002 Director Plan have an exercise price equal to the fair market value of our Common Stock on the date of grant and expire ten years after the date of grant.

     Directors who are employees of the Company receive no additional compensation for service on the Board of Directors or its committees.

Executive Officers

     The Board of Directors appoints our executive officers annually at its meeting immediately following the Annual Meeting of Stockholders. Such executive officers hold office until the next annual meeting of the Board of Directors until their successors have been duly appointed and qualified unless they sooner resign or are removed from office. There are no family relationships among any of our Directors or executive officers.

     The following table lists our current executive officers and certain information concerning our executive officers who are not also Directors. It is anticipated that each of these officers will be reappointed by the Board of Directors at their meeting following the Annual Meeting of Stockholders:

Name	Age	Positions with the Company
Melodie R. Domurad	48	Vice President, Clinical and Regulatory Affairs
Gary J. Fagan	54	Vice President, Research and Development
David G. Kolasinski	58	Vice President, Sales
Franz Maier	54	President, Matritech GmbH
John E. Quigley, Jr.	48	Vice President, Marketing
Patricia Randall	55	Vice President, General Counsel, Chief Legal Officer and Secretary

     Dr. Domurad has been Matritech’s Vice President, Clinical and Regulatory Affairs since January 2000. From October 1997 to December 1999 she was Matritech’s Director of Clinical and Regulatory Affairs. From 1994 to 1997, she served as Director of Clinical Research of ErgoScience Development Corporation, a publicly traded biopharmaceutical company.

     Dr. Fagan has been Matritech’s Vice President, Research and Development, since October 2004, and joined the Company in November 2003 as Senior Director of Product Development. Prior to joining Matritech, Dr. Fagan served from 1999 to November 2003 as Vice President, Research and Development, of Ischemia Technologies, an in-vitro diagnostics company. From 1989 to 1998, he served in a number of research positions at PB Diagnostics and Behring Diagnostics, both predecessor companies to Dade Behring, before serving as a senior research manager at Dade Behring, a publicly traded diagnostics company.

     Mr. Kolasinski has been Matritech’s Vice President, Sales, since March 27, 2006. From 2003 to 2006, he served as Vice President, Business Development, of Inproteo LLC, a proteomics development company. From 2002 to 2003, Mr. Kolasinski served as President of Plastimed, Inc., a U.S. subsidiary of Plastimed SA, a medical products company. From 1999 to 2002, he served as Vice President, Commercial Operations, of FluorRx, a fluorescence sensing technology company.

     Mr. Maier has been an executive officer of Matritech since June 2003. He has served as president of Matritech GmbH, the Company’s subsidiary based in Germany, since 2000. Mr. Maier was chief executive officer of ADL GmbH, a German distributor of medical diagnostic products, from 1996 to 2000, and was a country manager for Germany for Pharmacia Diagnostics, a manufacturer of in vitro diagnostic products, from 1989 to 1995.

     Mr. Quigley has been Matritech’s Vice President, Marketing since March 27, 2006 and previously served as Matritech’s Vice President, Sales and Marketing from July 2001 to March 2006. From December 2000 until April 2001, he was Director of Marketing for Argose, Inc., a medical diagnostic products company. From 1998 until May 2000, Mr. Quigley was the Vice President of Global Marketing for Bayer’s Critical Care business unit. From January 1997 until 1998, Mr. Quigley was Director of U.S. Marketing at Chiron Diagnostics, a publicly traded biotech and diagnostics company that was acquired by Bayer.

     Ms. Randall has been Matritech’s Vice President, General Counsel, Chief Legal Officer and Secretary since December 2003. Ms. Randall devotes approximately 90% of her professional time to the business of the Company. Since 2003, Ms. Randall has also been a self-employed legal consultant. From 2001 to 2003, Ms. Randall served as Vice President and General Counsel of Robotic Vision Systems, Inc., a publicly traded technology company. From 1998 to 2000, she served as Vice President and General Counsel of Hadco Corporation, a publicly traded technology company. From 1980 to 1998, Ms. Randall was a partner at the Boston law firm of Hamilton, Dahmen and Randall with a focus on corporate law and civil litigation. In November 2004, more than twenty months after Ms. Randall’s departure from Robotic Vision Systems, Inc., that company filed a petition under the federal bankruptcy laws.

Executive Compensation

Summary Compensation

     The following table summarizes the compensation for services rendered to the Company for the fiscal years ended December 31, 2005, 2004, and 2003 paid to or earned by (i) Mr. Chubb, the Company’s Chairman and Chief Executive Officer, and (ii) Mr. Corbet, Dr. Domurad, Mr. Maier and Mr. Quigley, the next four most highly compensated executive officers of the Company as of December 31, 2005 (the “Named Executive Officers”). The Company did not grant any stock appreciation rights (“SARs”) to these persons in fiscal 2005, 2004 or 2003 and did not make any long-term incentive plan payouts during fiscal 2005, 2004 or 2003.

Summary Compensation Table

		Annual Compensation		Long-Term Compensation Awards
					Securities
				Deferred	Underlying	All Other
Name and			Bonus	Cash	Awards	Compensation
Principal Position	Year	Salary ($)	($)(1)	($)(2)	(#)(3)(4)	($)(5)
Stephen D. Chubb	2005	$ 286,000	$ 42,900	$ 21,450	28,224	$ 984
Chairman, Director and	2004	262,000	70,200	—	76,304	634
Chief Executive Officer	2003	252,156	37,644	—	19,823	422
David L. Corbet	2005	$ 233,795	$ 29,224	$ 14,612	19,227	$ 221
Director, President and	2004	220,181	49,163	—	53,438	221
Chief Operating Officer	2003	211,896	26,375	—	13,882	221
Melodie R. Domurad	2005	$ 196,138	$ 27,459	$ 13,730	18,066	$ 144
Vice President, Clinical and	2004	190,045	32,061	—	34,849	144
Regulatory Affairs	2003	175,232	26,085	—	13,729	144
Franz Maier	2005	$ 202,566	$ 28,919	$ 14,460	19,026	$ —
President, Matritech GmbH	2004	189,460	34,671	—	88,786	—
	2003	162,334	19,739	—	11,336	—
John E. Quigley, Jr.	2005	$ 170,040	$ 21,765	$ 10,883	14,320	$ 144
Vice President,	2004	157,393	29,989	—	32,596	144
Marketing	2003	148,971	13,593	—	7,154	144
____________________

(1)	Includes bonuses paid in cash after fiscal year end based on performance during the fiscal year.

(2)	Includes the portion of cash bonuses not yet vested and still subject to forfeiture in the event the executive does not maintain a business relationship with the Company through the vesting dates.

(3)

Includes bonuses awarded in the form of restricted stock or restricted stock units after fiscal year end based on performance during the 2005 fiscal year, valued at the market value of the underlying stock at the time of the award.

(4)

Includes stock options awarded after fiscal year end based on performance during the 2004 and 2003 fiscal years for which the awards are reported. For Mr. Maier, the award number for 2004 also includes a special option grant to purchase 50,000 shares which was not specifically related to performance during that fiscal year.

(5)	Compensation represents term life insurance premiums paid by the Company and the cost of membership in a professional organization that is not directly related to the executive’s job performance.

Options

     The following table sets forth information regarding stock option exercises in the last fiscal year and exercisable and unexercisable stock options held as of December 31, 2005 by each of the Named Executive Officers. No stock options were exercised by the Named Executive Officers in 2005. Amounts described in the following table under the heading “Value of Unexercised In-the-Money Options at December 31, 2005” are based upon the fair market value of our Common Stock as of December 30, 2005, the last trading day for the fiscal year ended December 31, 2005, which was $0.53 per share as quoted on the American Stock Exchange, less the applicable exercise price, multiplied by the number of shares underlying the options. The Company has never granted any SARs.

Aggregated Option Exercises In Last Fiscal Year And
Fiscal Year-End Option Values

	Number of Securities Underlying	Value of Unexercised
	Unexercised Options at	In-the-Money Options at
	December 31, 2005	December 31, 2005
	(#)	($)
Name	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Stephen D. Chubb	531,045 / 76,304	$ —/—
David L. Corbet	398,068 / 53,438	—/—
Melodie R. Domurad	200,190 / 34,849	—/—
Franz Maier	178,036 / 38,786	—/—
John E. Quigley, Jr.	220,718 / 32,596	—/—

     The following table provided information regarding each award made to a Named Executive Officer in the last completed fiscal year under any Long Term Incentive Plan (“LTIP”).

Long Term Incentive Plans
Awards in Last Fiscal Year

	Number of	Performance Or
	Shares, Units	Other Period Unit
	or Other Rights	Maturation Or
Name	(#)(1)	Payout (1)	Threshold	Target	Maximum
Stephen D. Chubb	28,224 shares	03/07/2009	28,224 shares	28,224 shares	28,224 shares
	$21,450		$21,450	$21,450	$21,450
David L. Corbet	19,227 shares	03/07/2009	19,227 shares	19,227 shares	19,227 shares
	$14,613		$14,613	$14,613	$14,613
Melodie R. Domurad	18,066 shares	03/07/2009	18,066 shares	18,066 shares	18,066 shares
	$13,730		$13,730	$13,730	$13,730
Franz Maier	19,026 units	03/07/2009	19,026 shares	19,026 shares	19,026 shares
	$14,460		$14,460	$14,460	$14,460
John E. Quigley, Jr.	14,320 shares	03/07/2009	14,320 shares	14,320 shares	14,320 shares
	$10,883		$10,883	$10,883	$10,883
____________________

(1)

The listed restricted stock awards, restricted stock units and cash awards each vest, providing the Named Executive Officer continues in a business relationship with the Company through the vesting date, at the rate of 1/3 on each of the first three anniversaries of the award, which was made on March 7, 2006 for performance during fiscal year 2005. Full vesting occurs on March 7, 2009 if the Named Executive Officer continues in a business relationship with the Company through that date. The vesting is subject to acceleration in certain circumstances, including a change of control of the Company.

Securities Authorized for Issuance Under Equity Compensation Plans

     The following table provides information as of December 31, 2005 with respect to our shares of Common Stock that may be issued under our existing equity compensation plans and arrangements.

Equity Compensation Plan Information

			Number of securities
			remaining available for
	Number of securities to	Weighted-average	issuance under equity
	be issued upon exercise	exercise price of	compensation plans
	of outstanding options,	outstanding options,	(excluding securities
Plan category	warrants and rights	warrants and rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved
by security holders(1)	3,115,584	$ 2.82	1,618,231 (3)
Equity compensation plans not
approved by security holders(2)	1,735,987	$ 1.74	—

Total	4,851,571	$ 2.43	1,618,231
____________________

(1)	Includes the 1992 Plan, 1992 Director Plan, 2002 Plan and 2002 Director Plan.

(2)	Consists of the following:

a.

warrants to purchase 546,553 shares of Common Stock at prices ranging from $1.67 to $2.70 per share. These warrants were issued in 2003 to placement agents in connection with a stock offering and are exercisable until October 2008.

b.

warrants to purchase 98,039 shares of Common Stock at a price of $0.88 per share. These warrants were issued in 2003 to a placement agent in connection with a debt offering and are exercisable until March 2008.

c.

warrants to purchase 434,475 shares of Common Stock at a price of $2.00 per share. These warrants were issued in 2004 to placement agents in connection with a Common Stock offering and are exercisable until March 2009.

d.

warrants to purchase 656,920 shares of Common Stock at a price of $1.47 per share. These warrants were issued in 2005 to a placement agent in connection with a stock offering and are exercisable until March 2010.

(3)	Consists of 863,231 shares available for future issuance under the 2002 Plan and 755,000 shares available for future issuance under the 2002 Director Plan.

     Since our fiscal year end, an aggregate of 223,346 shares listed in the table above as available for future issuance under the 2002 Plan were issued as restricted stock and/or subject to reserve for restricted stock units granted in connection with the award of bonuses earned under our Amended and Restated Management Bonus Plan as of December 9, 2005. Additionally, since our fiscal year end, we have granted stock options and/or made restricted stock and restricted stock unit awards as long term incentive awards covering an aggregate of 427,066 shares listed in the table above as available for future issuance under the 2002 Plan. As a result of these awards, there are currently remaining and available for future issuance under the 2002 Plan approximately 212,000 shares.

     As reflected in the above table setting forth fiscal year end value of vested options held by the Named Executive Officers, none of the vested options held by executive officers is in-the-money and most other outstanding options are also not in-the-money. We expect that a significant number of options granted under the 1992 Plan will expire without exercise prior to December 31, 2007, as these options have exercise prices ranging from $4.00 to $10.625 per share. If these options do expire without exercise, as expected, they will not revert to an available pool as the 1992 Plan is no longer available for option grants. The number of shares covered by these options, by expiring year, is 372,907 in 2006 and 28,174 in 2007.

Pension Plan

     Certain employees who are based in Germany, including one Named Executive Officer, are covered by pension arrangements which provide benefits upon the employee reaching age 65 or becoming disabled while employed prior to that time. The amount of benefits is specified in individual contracts and is not formula-based. Surviving spouses are also entitled to certain specified survivor benefits.

Employment Agreements

     No employee whose position is based in the United States has an individual employment agreement, but all executive officers other than Mr. Kolasinski and the Controller of the Company have change of control agreements providing them with benefits in the event they lose their job after or in connection with a change of control, due to termination by the Company without cause or termination by the executive following a substantial change in duties, position or compensation. The benefits to be provided in this circumstance include continued base salary, continued annual incentive compensation at the target percentage and continued insurance benefits. For the Chief Executive Officer, the period of continued benefits is 24 months, for the President 18 months, for other executive officers 12 months and for the Controller 6 months. Each employee must, as a condition of continuing to receive the change of control benefits, refrain from competition with the Company and from solicitation of our customers, suppliers, business patronage or employees. In addition, these employees are entitled to receive a pro-rated bonus for the fiscal year at the time the change of control occurs.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors (the “Compensation Committee”) is currently composed of Walter O. Fredericks (Chair), Judith Kurland, T. Stephen Thompson and C. William Zadel. None of the Compensation Committee members is currently an officer or employee of the Company, and each satisfies the criteria for independence as defined in Section 121A of the listing standards of the American Stock Exchange.

     The functions of the Compensation Committee are to establish salaries and incentive compensation for the Company’s executive officers and to administer the Company’s stock option plans and, prior to their termination, the Company’s stock purchase plans.

     The Company’s executive compensation programs are designed (i) to attract and retain experienced and well qualified executives capable of leading the Company to meet its business objectives, and (ii) to motivate them to enhance long-term stockholder value. In setting the compensation level for executive officers, the Compensation Committee is guided by the following considerations:

  Compensation levels should be competitive with compensation generally being paid to executives in the biotechnology industries to ensure the Company’s ability to attract and retain superior executives;

  Each individual executive officer’s compensation should reflect the performance of the Company as a whole, the performance of the officer’s business unit, if applicable, and the performance of the executive officer; and

  A significant portion of executive officer compensation should be paid in the form of equity-based incentives to link closely stockholder and executive interests and to encourage stock ownership by executive officers.

     For 2005, each executive officer’s total compensation package consisted of (i) base salary, (ii) a bonus awarded in the form of immediate cash, deferred cash and restricted stock or restricted stock units and (iii) various benefits including a 401(k) retirement plan and medical insurance plans that are available to all employees of the Company. In early 2005, as part of the bonus awarded to executive officers for their performance in 2004, stock option grants were also made to each executive officer. The Compensation Committee approved all executive officer base salary, bonus awards and equity-based awards with respect to service in 2005.

     The Compensation Committee attempts to keep the Company’s compensation programs competitive by comparing them with those of other companies in the biotechnology field generally as determined by independent sources including the Radford Biotechnology survey. The Compensation Committee also reviews compensation data of other public companies the Committee considers to be particularly pertinent comparisons to the Company in the nature of the business, revenue levels and profitability, size and market capitalization. In early 2005, the Compensation Committee secured advice from an independent compensation consultant it had retained on the structure of and elements of compensation programs generally at the Company. Thereafter, the Compensation Committee approved, or in some instances recommended to the Board of Directors the adoption of, new or revised compensation programs which affect executive compensation.

     Salary. The Compensation Committee reviews each executive’s salary at least once per year and, while it is not required to do so, it may in its discretion adjust these salaries. The Compensation Committee sets the base salaries for individual executives by reviewing the salaries historically paid at the Company, the salaries paid to persons holding comparable positions at other companies in the biotechnology field as established by independent third parties and based on a review of publicly available information concerning compensation paid within a group of public companies the Compensation Committee considers to be particularly pertinent comparisons to the Company in the nature of the business, revenue levels and profitability, size and market capitalization. The Compensation Committee also determines any increases in base salaries based in part on a comparison of the executive’s actual performance against performance objectives.

     The Compensation Committee establishes corporate performance objectives and makes determinations of the extent of achievement of these objectives each year. These corporate performance objectives provide the basis for determining the bonus award to the Chief Executive Officer and President. For other executive officers, achievement of the corporate performance objectives accounts for one-half of the bonus award with the other half based on the extent to which the executive has achieved his or her individual performance objectives for the year. The Compensation Committee annually reviews and approves individual performance objectives for the executive officers other than the Chief Executive Officer and President and also determines the extent of achievement of those factors by each executive. In making decisions regarding adjustment of base salary levels of executive officers the Compensation Committee also considers subjective factors, including the executive’s ability to provide leadership, to develop the Company’s business, to promote the Company’s image with its customers and stockholders and to manage the Company’s continuing growth. The Compensation Committee solicits and considers input on an executive’s performance and contributions from senior management, and solicits and considers recommendations of senior management, in establishing compensation levels for all executive officers other than the Chief Executive Officer.

     Bonuses. In February 2005, the Board of Directors adopted a new Management Bonus Plan to be effective for awards granted for performance in fiscal 2005 and thereafter. This Plan sets target bonus awards for executives based on their position in the Company, provides for the Compensation Committee to annually establish, in the case of the Chief Executive Officer, or approve, in the cases of other executives, performance objectives. Bonuses awarded under the new Plan are paid 50% in cash, 25% in deferred cash and 25% in restricted stock. Restrictions on the restricted stock will lapse and the payment of the deferred cash will occur at the rate of 1/3 on each of the first three anniversaries of the award, and vesting will be accelerated in certain circumstances including a change of control of the Company. Upon recommendation of the Compensation Committee, the Board of Directors adopted an Amended and Restated Management Bonus Plan as of December 9, 2005 (the “Bonus Plan”). The amendment was undertaken to address issues involved with awards of equity-based incentive compensation to employees of subsidiaries of the Company, particularly the Company’s German subsidiary. For management employees working primarily outside the United States who are not expatriates, the Bonus Plan provides for awards of restricted stock units to be made in place of restricted stock, which has less advantageous tax treatment in Germany.

     In accordance with the Bonus Plan, in February 2006 the Compensation Committee reviewed each corporate objective for the 2005 fiscal year and the extent to which each objective was fully or partially achieved. Based on this review and assessment, and despite the fact that revenues increased 39% over the prior year and revenues from sale of the Company’s NMP22® BladderChek® Test increased 72% over the prior year, the Committee determined that certain corporate objectives had not been fully achieved for the 2005 year. The Compensation Committee viewed the corporate performance as acceptable and determined that a performance rating of “minimum” was appropriate. However, after exercising its best business judgment about all objectives and the level of achievement for each, the Committee determined that the performance rating factor of 70-89% was inappropriate and awarded a performance rating factor of 50%. This rating was used by the Compensation Committee to make bonus awards in March 2006 to the Chief Executive Officer and President, applied to their respective target bonuses set forth in the Bonus Plan. These awards were paid one-half in cash, one-quarter in restricted stock and one-quarter in deferred cash. The Compensation Committee also used the 50% corporate performance rating factor to determine one-half of the bonus for each other executive officer and used its determination of individual performance objective achievement to calculate the other half of bonus awards, based on target bonus levels set forth in the Bonus Plan, for these executive officers. These executive officers’ bonus awards were determined in March 2006 and were paid one-half in cash, one-quarter in restricted stock and one-quarter in deferred cash. In making decisions on the achievement of individual performance objectives by these executive officers, the Compensation Committee solicits and considers input from senior management including the Chief Executive Officer.

     Equity Compensation. The Company’s equity compensation program is designed to (i) provide long-term incentives to executive officers, (ii) tie compensation to creating long-term shareholder value, (iii) encourage executive officers to remain with the Company and to promote the Company’s business, and (iv) provide executives with the opportunity to obtain significant, long-term ownership of the Company’s Common Stock.

     In February 2005, the Compensation Committee also adopted new stock ownership guidelines for the Chief Executive Officer and President which set goals for the number or value of shares of the Company’s Common Stock each such officer will own within three years of adoption. For the Chief Executive Officer, the goal is 150,000 shares or four times his base salary in value, whichever is lower. For the President, the goal is the lower of 100,000 or 2.5 times his base salary in value. The Compensation Committee also included as part of the guidelines stock retention obligations for executives receiving restricted stock bonus awards until they achieve a stock holding of 50,000 shares, pro-rated in the case of part-time employees.

     In February 2005, after reviewing awards of options granted to persons holding comparable positions at other companies in the biotechnology field, as established by independent third parties, and reviewing awards within a group of public companies the Compensation Committee considers to be particularly pertinent comparisons to the Company in the nature of the business, revenue levels and profitability, size and market capitalization, the Compensation Committee also adopted stock option grant guidelines for grants to executive officers for annual or new hire stock option grants. For the Chief Executive Officer, the guidelines call for an annual grant covering the lower of 150,000-300,000 shares or which will result in a projected value to the Chief Executive Officer of $300,000-$600,000 over the life of the option, assuming a 5% per year increase in the stock value through the term. For the President, the guidelines provide for annual grants at the lower of 75,000 - 150,000 shares or $150,000-$300,000 in projected value, assuming a 5% per year increase in the stock value through the term. For vice presidents and the president of any foreign subsidiary, the guidelines provide for grants at the lower of 25,000 - 50,000 shares or $50,000-$100,000 in projected value, assuming a 5% per year increase in the stock value through the term. In making stock option awards, the Compensation Committee expects to consider these guidelines and the executive’s performance compared to his or her individualized performance objectives, as well as his or her contribution towards achieving corporate objectives. The Compensation Committee may further consider subjective factors, including the executive’s ability to provide leadership, to develop the Company’s business, to promote the Company’s image with its customers and stockholders and to manage the Company’s continuing growth. The Compensation Committee solicits and considers input on an executive’s performance and contributions from senior management, and solicits and considers recommendations of senior management, in establishing stock option awards for all but the Chief Executive Officer.

     The early February 2005 option grants had time-based vesting at the rate of 25% per year on each of the first four anniversaries of grant and expired ten years from date of grant. In February 2005, the Compensation Committee revised the option terms for newly hired executive officers so that no options would vest until the two year anniversary of grant, with the balance of the options vesting at the rate of one-half (one-quarter of the original grant) on each of the next two anniversaries of grant. For continuing executive officers, the options vest and become exercisable at the rate of 25% per year on each of the first four anniversaries of grant. The term of the new options is seven years, and vesting of the options will be accelerated in certain circumstances, including a change of control of the Company.

     Pursuant to the Compensation Committee’s recommendation to the Board of Directors, the Company’s 2002 Employee Stock Purchase Plan was terminated effective after the payroll period ended on June 30, 2005.

     In March 2006, the Compensation Committee granted restricted stock or restricted stock unit awards to each executive officer in lieu of any annual stock option grant. The restricted stock awards to the Chief Executive Officer and the President have performance-based vesting based on achievement of objectives relating to operating profit/loss position of the Company as of the end of the 2007 fiscal year. Vesting will be 1/3 for achievement of a specified minimum, 2/3 for achievement of the target, and all for achievement at a specified level above the target. Determination as to achievement and vesting will be made by the Compensation Committee in early 2008, when financial results for fiscal year 2007 are finalized. The Chief Executive officer received an award of 85,000 shares of restricted stock subject to these performance vesting standards and the President received an award of 50,00 shares of restricted stock subject to these performance vesting standards. The restricted stock or restricted stock unit awards to other executive officers do not have performance vesting, but will vest at the rate of 25% per year on each of the first four anniversaries of grant, as a regular stock option grant would have vested under the Company’s standard stock option agreement. In determining the number of shares of restricted stock or restricted stock units awarded to these executive officers, the Compensation Committee first determined the number of stock options it would grant to each individual executive officer based on the stock option grant guidelines as well as the executive’s performance, ability to provide leadership, to develop the Company’s business, to promote the Company’s image with its customers and stockholders and to manage the Company’s continuing growth. Then, the Compensation Committee divided the number of shares to be covered by a proposed option grant by three and awarded that smaller number of shares of restricted stock or restricted stock units.

     In December 2005, the Compensation Committee approved acceleration of the vesting of some, but not all, outstanding but unvested stock options previously granted to employees, including executive officers. The accelerated vesting was approved in connection with discussion of the Company’s impending adoption of FAS 123R effective January 1, 2006 in order to avoid the recognition of compensation expense in 2006 and thereafter with respect to the vesting of these options. The options subject to accelerated vesting were granted in 2002, 2003 and 2004, have exercise prices of at least $1.15 per share for executive officers, and none of such accelerated options was in-the-money at the time of acceleration. Of the approximately 573,340 options for which vesting was accelerated, approximately 71% are held by executive officers. The Compensation Committee’s acceleration of vesting of options issued to executive officers was conditioned upon the agreement by the executive officer (i) to hold any shares acquired through the exercise of the accelerated options (other than shares required to cover the exercise price and statutorily required tax withholdings) until such time as the underlying option would originally have vested and (ii) to the extent such acceleration of vesting results in disqualification of options from the status as incentive stock options, consent to conversion of the options to non-qualified stock options.

     Change of Control Benefits. In March 2006, the Compensation Committee recommended, and the Board of Directors approved, change of control benefit arrangements for all then employed executive officers of the Company, including the Chief Executive Officer. The Compensation Committee was not prompted to consider the award of change of control benefits by any specific circumstance currently affecting the Company, but rather undertook consideration of this item as part of its overall assessment of compensation programs designed to put the Company in a competitive position in attracting and retaining experienced and well-qualified executives. In making the recommendation to the Board of Directors about specific arrangements for each executive officer, the Compensation Committee reviewed data regarding change of control benefits of other public companies the Committee considers to be particularly pertinent comparisons to the Company in the nature of the business, revenue levels and profitability, size and market capitalization. The Compensation Committee also determined that it is essential to the best interests of the Company’s stockholders to foster the continuous and dedicated employment of its executive officers. To assist in ensuring that executive officers do not become distracted or consider leaving the employ of the Company due to concerns about their employment security in the event of a possible change in control of the Company, the Compensation Committee determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of selected members of the Company’s management by providing benefits to the executive officers in the event they lose their job after or in connection with a change of control, due to termination by the Company without cause or termination by the executive following a substantial change in duties, position or compensation. The benefits to be provided in this circumstance include continued base salary, continued annual incentive compensation at the target percentage and continued insurance benefits. For the Chief Executive Officer, the period of continued benefits is 24 months, for the President 18 months and for other executive officers, 12 months. Each executive officer must, as a condition of continuing to receive the change of control benefits, refrain from competition with the Company and from solicitation of the Company’s customers, suppliers, business patronage or employees. In addition, the Compensation Committee provided for the award of a pro-rated bonus at the time of the change of control to compensate the executive officer for his or her services during the fiscal year in which the change of control occurs.

     CEO Compensation. The salary of Mr. Chubb, the Company’s Chief Executive Officer was $286,000 in 2005. In February 2006, the Compensation Committee voted to increase Mr. Chubb’s salary, effective February 1, 2006, by 5% to $300,300 per year. In establishing Mr. Chubb’s base salary for 2006, the Compensation Committee reviewed Mr. Chubb’s salary history at the Company, the salaries paid to persons holding comparable positions at other companies in the biotechnology field as established by independent third parties and publicly available information concerning compensation paid within a group of public companies the Compensation Committee considers to be particularly pertinent comparisons to the Company in the nature of the business, revenue levels and profitability, size and market capitalization. The Compensation Committee also considered subjective factors, including the Chief Executive Officer’s ability to provide leadership, to develop the Company’s business, to promote the Company’s image with its customers and stockholders and to manage the Company’s continuing growth. The Compensation Committee also considered the report of its independent compensation consultant that it had received in early 2005 to assist it in making decisions on compensation to be awarded to the Chief Executive Officer. The implementation of this increase was deferred until March 2006, when salary adjustments for other executive officers was approved, also retroactive to February 1, 2006.

     In March 2006, Mr. Chubb was awarded a bonus based on the Compensation Committee’s determination of the corporate performance rating factor of 50% for the 2005 fiscal year performance. The bonus consists of $42,900 in a current cash payment, $21,450 in deferred cash which will vest at the rate of 1/3 per year on each of the first three anniversaries of the award if Mr. Chubb continues to have a business relationship with the Company through the vesting date, and 28,224 shares of restricted stock vesting on the same schedule as the deferred cash. Vesting of the deferred cash and the restricted stock will be accelerated in certain circumstances including a change of control of the Company. The number of shares of restricted stock awarded was based on the portion of Mr. Chubb’s bonus to be converted to this form under the terms of the Bonus Plan ($21,450) and a closing price of the Company’s common stock on the date of the award of $0.76 per share. The Compensation Committee established corporate performance objectives for the 2006 fiscal year which will form the basis of determining any bonus award for Mr. Chubb for this year. These corporate objectives include target revenues, operating loss metrics and product development goals. If earned, a bonus will be paid to Mr. Chubb in early 2007, 50% in cash, 25% in restricted stock and 25% in deferred cash in accordance with the Bonus Plan. The Compensation Committee intends to determine in January or February 2007 the extent of achievement of these corporate objectives.

     In March 2006, the Compensation Committee awarded 85,000 shares of restricted stock to Mr. Chubb to incent him to achieve longer term corporate objectives relating to operating profit/loss position of the Company as of the end of the 2007 fiscal year. One-third of these shares will vest in the event of achievement of a specified minimum, two-thirds will vest in the event of achievement of the target, and all shares will vest in the event of achievement at a specified level above the target. Determination as to achievement and vesting will be made by the Committee in early 2008, when financial results for fiscal year 2007 are finalized. Mr. Chubb did not receive an annual stock option grant as called for by the guidelines adopted by the Compensation Committee in 2005. In making this restricted stock award, the Compensation Committee considered Mr. Chubb’s contributions to the Company’s performance in 2005 and over the course of several years, particularly his role in addressing the capital and liquidity needs of the Company and in leading the Company as it developed and commercialized its first diagnostic products. The Committee also reviewed the level of compensation, both equity-based and cash-based, that Mr. Chubb has realized over several years, compared to the most senior executive in companies the Compensation Committee considers to be particularly pertinent comparisons to the Company. The Compensation Committee further assessed the need of the Company to secure Mr. Chubb’s continuing commitment to leading the Company towards profitability and it tailored incentives it believes is aligned with these goals.

     Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally prevents publicly-held corporations from deducting, for federal income tax purposes, compensation in excess of $1 million paid to certain executives. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by Section 162(m) of the Code and it is the Compensation Committee’s present intention that, for so long as it is consistent with its overall compensation objectives, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

Respectfully submitted,

WALTER O. FREDERICKS, Chair
JUDITH KURLAND
T. STEPHEN THOMPSON
C. WILLIAM ZADEL

NO PORTION OF THE FOREGOING REPORT SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT EXCEPT TO THE EXTENT THAT MATRITECH SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE. IN ADDITION, THIS REPORT SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

Compensation Committee Interlocks and Insider Participation

     Ms. Kurland and Messrs. Fredericks, Thompson and Zadel served as members of the Compensation Committee throughout fiscal year 2005. During the past year no member of the Compensation Committee was, prior to or during his service as a member of the Compensation Committee, an officer or employee of the Company or any of its subsidiaries, was formerly an officer of the Company or any of its subsidiaries, or had any relationship with the Company requiring disclosure pursuant to Item 404 of Regulation S-K.

     No executive officer of the Company served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the Company’s Compensation Committee. No executive officer of the Company served as a director of another corporation, one of whose executive officers served on the Company’s Compensation Committee. No executive officer of the Company served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as a director of the Company.

Stock Performance Graph

     The Stock Performance Graph set forth below compares the cumulative total stockholder return on the Company’s Common Stock from December 31, 2000 to December 31, 2005, with the cumulative total return of the Nasdaq Market Index and the RDG MicroCap Biotechnology Index over the same period.

Comparison of Cumulative Total Return (1)(2)(3)(4)

This assumes $100 invested on December 31, 2000.

____________________

(1)

This graph is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2)	The stock price performance of the Company shown on the graph is not necessarily indicative of future price performance.

(3)	The RDG MicroCap Biotechnology Index is a proprietary database of Research Data Group of San Francisco, CA consisting of 188 issuers.

(4)	Information used on the graph was obtained from Research Data Group, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

     We have chosen to include a comparison with the RDG MicroCap Biotechnology Index because the issuers in that index all have a market capitalization ranging from $0 to $300 million and are all involved in the same broad industry in which the Company is involved. Our market capitalization as of December 31, 2005 was $25.2 million.

Securities Ownership of Management and Principal Stockholders

     The following table sets forth certain information as of March 20, 2006 (except where otherwise noted), regarding the beneficial ownership of our Common Stock by (i) all persons who, to our knowledge, own more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director, (iii) each executive officer including the “Named Executive Officers”, and (iv) all directors and executive officers as a group. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

	Ownership
Name and Address of Beneficial Owner (1)	(2)	Class (3)
SDS Capital Group SPC, Ltd. (4)	4,066,649	7.2%
c/o SDS Management, LLC
53 Forest Avenue
Old Greenwich, CT 06870
ProMed Offshore Fund II, Ltd. (5)	3,283,377	6.1%
c/o ProMed Management, Inc.
237 Park Avenue, 9th Floor
New York, NY 10017
H&Q Life Sciences Investors (6)	3,076,923	5.5%
30 Rowes Wharf, Suite 430
Boston, MA 02110
Stephen D. Chubb (7)	1,192,686	2.2%
David L. Corbet (8)	486,066	*
Melodie R. Domurad (9)	254,507	*
Gary J. Fagan (10)	121,610	*
Walter O. Fredericks (11)	47,667	*
David G. Kolasinski	0	*
Judith Kurland (12)	77,334	*
Bruce Lehman	0	*
Franz Maier (13)	224,756	*
Jonathan M. Niloff (14)	13,333	*
John E. Quigley, Jr. (15)	256,520	*
Patricia Randall (16)	88,341	*
Richard A. Sandberg (17)	122,404	*
T. Stephen Thompson (18)	108,000	*
c/o Immtech International
150 Fairway Drive
Vernon Hills, IL 60661
C. William Zadel (19)	98,500	*
c/o Mykrolis Corporation
129 Concord Road
Billerica, MA 01821
All executive officers, directors and nominees as a group
(15 persons) (20)	3,091,724	5.6%

____________________

* Indicates less than 1% of outstanding Common Stock.

(1)	Unless otherwise indicated, the address of each person listed on the table is c/o Matritech, Inc., 330 Nevada Street, Newton, MA 02460.

(2)

Except as indicated in footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock owned based upon information provided to the Company by the directors, officers and principal stockholders.

(3)

The number of shares of Common Stock deemed outstanding for this calculation includes (i) 52,776,560 shares of Common Stock outstanding on March 20, 2006 and (ii) all Common Stock underlying stock options or warrants which are exercisable as of March 20, 2006 or will become exercisable on or within 60 days thereafter by the person or group in question.

(4)

SDS Capital Group SPC, Ltd. has beneficial ownership of the following: 3,076,923 shares of Common Stock issuable upon conversion of our 15% Secured Convertible Promissory Notes (“Secured Convertible Notes”), 472,685 shares of Common Stock issuable upon conversion of Series A Convertible Preferred Stock (“Series A Preferred Stock”), and 517,041 shares of Common Stock issuable upon exercise of warrants, in each case convertible or exercisable on March 20, 2006 or within 60 days thereafter. SDS Management, LLC is the investment advisor for SDS Capital Group SPC, Ltd. Steve Derby, as sole managing member of SDS Management, LLC, has sole voting, dispositive and investment power over the shares of our Common Stock owned by SDS Capital Group SPC, Ltd. Mr. Derby disclaims beneficial ownership of such shares of our Common Stock owned by SDS Capital Group SPC, Ltd. The Secured Convertible Notes, the Series A Preferred Stock and warrants held by SDS Capital Group SPC, Ltd. contractually limit its right to convert the Secured Convertible Notes and the Series A Preferred Stock and to exercise the warrants, as well as our right to make payments on the Secured Convertible Notes in stock, to the extent that conversion, exercise or payment would result in its beneficial ownership exceeding 9.9% of our then issued and outstanding shares of Common Stock.

(5)

ProMed Offshore Fund II, Ltd. would, in the absence of the contractual limitation of 9.99% described below, have beneficial ownership of the following: 1,623,777 shares of Common Stock issuable upon conversion of Secured Convertible Notes, 992,640 shares of Common Stock issuable upon conversion of Series A Preferred Stock, and 666,960 shares of Common Stock issuable upon exercise of warrants, in each case convertible or exercisable on March 20, 2006 or within 60 days thereafter. The Secured Convertible Notes, the Series A Preferred Stock and warrants held by ProMed Offshore Fund II, Ltd. contractually limit the holder’s right to convert the Secured Convertible Notes and the Series A Preferred Stock and to exercise the warrants, as well as our right to make payments on the Secured Convertible Notes in stock, to the extent that conversion, exercise or payment would result in such holder’s and its affiliates’ beneficial ownership exceeding 9.9% of our then issued and outstanding shares of Common Stock. The percentage interest reflected above assumes that the recited contractual limitation is not applied pro rata to the holder and its affiliates and that ProMed Offshore Fund II, Ltd. is unaffected by this contractual limitation. The following holders are affiliated with ProMed Offshore Fund II, Ltd.: ProMed Partners, L.P., ProMed Partners II, L.P., ProMed Offshore Fund, Ltd., Barry Kurokawa and David B. Musket (collectively with ProMed Offshore Fund II, Ltd., the “ProMed Holders”). The ProMed Holders in the aggregate would, in the absence of the contractual limitation of 9.99% described above, have beneficial ownership of the following: 28,662 shares of Common Stock, 2,130,770 shares of Common Stock issuable upon conversion of Secured Convertible Notes, 1,502,598 shares of Common Stock issuable upon conversion of Series A Preferred Stock, and 1,480,108 shares of Common Stock issuable upon exercise of warrants, in each case convertible or exercisable on March 20, 2006 or within 60 days thereafter. According to the Schedule 13G filed on February 16, 2006, ProMed Management, Inc., as investment manager of ProMed Partners, L.P., ProMed Partners II, L.P., ProMed Offshore Fund, Ltd. and ProMed Offshore Fund, II, Ltd., and Messrs. Kurokawa and Musket as managing members of ProMed Management Inc., may be deemed to beneficially own the securities owned by these funds in that they may be deemed to have the power to direct the voting and disposition of the securities. ProMed Management, Inc. and Messrs. Kurokawa and Musket disclaim beneficial ownership as to the securities owned by these funds, except to the extent of their respective pecuniary interests.

(6)

H&Q Life Sciences Investors’ beneficial ownership consists of 3,076,923 shares of Common Stock issuable upon conversion of Secured Convertible Notes which could be converted on March 20, 2006 or within 60 days thereafter. Hambrecht & Quist Capital Management, LLC is the investment adviser to H&Q Life Sciences Investors. Daniel R. Omstead, Ph.D. is President of Hambrecht & Quist Capital Management, LLC and a member of the portfolio management team and, as such, has voting, dispositive and investment control over the securities held by H&Q Life Sciences Fund. Dr. Omstead disclaims beneficial ownership of these securities. The Secured Convertible Notes and warrants held by H&Q Life Sciences Investors contractually limit its right to convert the Secured Convertible Notes and to exercise the warrants, as well as our right to make payments on the Secured Convertible Notes in stock, to the extent that conversion, exercise or payment would result in its beneficial ownership exceeding 9.9% of our then issued and outstanding shares of Common Stock.

(7)	Mr. Chubb’s beneficial ownership includes 545,160 shares issuable upon exercise of outstanding stock options.

(8)	Mr. Corbet’s beneficial ownership includes 406,773 shares issuable upon exercise of outstanding stock options. Of the shares owned by Mr. Corbet, 10,066 shares are owned jointly with his wife.

(9)	Dr. Domurad’s beneficial ownership includes 208,902 shares issuable upon exercise of outstanding stock options.

(10)	Dr. Fagan’s beneficial ownership includes 101,294 shares issuable upon exercise of outstanding stock options.

(11)	Mr. Frederick’s beneficial ownership includes 31,667 shares issuable upon exercise of outstanding stock options.

(12)	Ms. Kurland’s beneficial ownership includes 60,834 shares issuable upon exercise of outstanding stock options.

(13)	Mr. Maier’s beneficial ownership includes 187,733 shares issuable upon exercise of outstanding stock options.

(14)	Dr. Niloff’s beneficial ownership includes 13,333 shares issuable upon exercise of outstanding stock options.

(15)	Mr. Quigley’s beneficial ownership includes 228,867 shares issuable upon exercise of outstanding stock options.

(16)	Ms. Randall’s beneficial ownership includes 59,375 shares issuable upon exercise of outstanding stock options.

(17)	Mr. Sandberg’s beneficial ownership includes 89,077 shares issuable upon exercise of outstanding stock options.

(18)	Mr. Thompson’s beneficial ownership includes 97,500 shares issuable upon exercise of outstanding stock options.

(19)	Mr. Zadel’s beneficial ownership includes 97,500 shares issuable upon exercise of outstanding stock options.

(20)	Includes 2,128,015 shares issuable upon exercise of outstanding stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and holders of more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 2005 and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 2005.

Certain Relationships and Related Transactions

     Our corporate charter, as amended, provides that the personal liability of directors for monetary damage arising from a breach of their fiduciary duties in certain circumstances shall be eliminated except to the extent the liability arises from any breach of the director’s duty of loyalty, from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, under Section 174 of the Delaware General Corporation Law or from transactions from which the director derived a personal benefit. We have entered into indemnification agreements with our directors providing such indemnification. The indemnification agreements may require us, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The agreements obligate the Company to obtain and maintain directors’ and officers’ insurance. Our charter further provides indemnification rights, including advancement of expenses, for officers of the Company.

     The Company has an agreement stemming from its acquisition of ADL GmbH in 2000 whereby one of our Named Executive Officers, Mr. Maier, the president of Matritech GmbH, pays the Company all amounts we are obligated to pay on an outstanding bank loan made to ADL GmbH. During the last fiscal year, the amount of the loan obligation of Matritech GmbH to the bank was a maximum of approximately $27,000, and the amount of the obligation as of December 31, 2005 was approximately $18,000. This arrangement with Mr. Maier has not been amended since it was entered into in 2000.

     The company of which Mr. Lehman serves as chief executive officer, LehmanMillet Incorporated, has rendered services to the Company from time to time over a period of years, including in each of the last three fiscal years. In each of 2003, 2004 and 2005, the amount of billings of LehmanMillet to the Company was less than the greater of $200,000 or 5% of LehmanMillet’s consolidated gross revenues for the year. LehmanMillet has not performed any work for the Company since October 2005 and no further work is anticipated. Our Board of Directors has determined that Mr. Lehman would be “independent” in accordance with all requirements promulgated by the SEC, including Rule 10A-3(b)(i) pursuant to the Securities Exchange Act of 1934, and Rule 121A of the American Stock Exchange Company Guide listing standards.

     In early 2006, Mr. Sandberg, our Chief Financial Officer, requested that our Board of Directors and our Nominating and Corporate Governance Committee consider whether it would be a conflict or otherwise objectionable if he were to perform some financial consulting work for MedVentive, LLC, a company of which one of our directors, Dr. Niloff, serves as president and chief executive officer. Mr. Sandberg devotes approximately 50% of his professional time to the business of the Company and engages in other business endeavors in the remainder of his professional time. Both the Nominating and Corporate Governance Committee of our Board of Directors and our full Board of Directors have, with Mr. Sandberg and Dr. Niloff abstaining, determined that such a consulting arrangement would not conflict with nor inhibit the performance of Mr. Sandberg’s duties for the Company and that the limited extent of the proposed consulting arrangement would not result in any change of Dr. Niloff’s status as an independent director in accordance with the requirements promulgated by the Securities and Exchange Commission, including Rule 10A-3(b)(i) pursuant to the Securities Exchange Act of 1934, and Section 121A of the American Stock Exchange Company Guide.

     Musket Research Associates, Inc. served as the Company’s placement agent in each of the two most recently completed financing transactions. David B. Musket, president of Musket Research Associates, Inc., is affiliated with the ProMed Holders and is a managing member of ProMed Management, Inc., which has voting and dispositive control over shares held by some of the ProMed Holders.

PROPOSAL 2
APPROVAL OF AN AMENDMENT TO THE COMPANY’S
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

     On March 23, 2006, our Board of Directors unanimously resolved to recommend to our Stockholders that the Company’s Amended and Restated Certificate of Incorporation be amended to increase the number of authorized shares of Common Stock, par value $.01 per share, from 90,000,000 shares to 150,000,000 shares. The full text of the proposed amendment to the Amended and Restated Certificate of Incorporation is attached hereto as Appendix A.

     The Board of Directors believes that increasing the number of authorized shares of Common Stock is essential to ensure that the Company will continue to have an adequate number of shares of Common Stock available for future issuance to finance its operations, pay and comply with its outstanding obligations and attract and retain talented personnel.

     The following table shows our fully diluted capitalization (assuming the payment in stock of remaining amounts due on our March 2003 Convertible Debentures, conversion of the Series A Preferred Stock, conversion of the Secured Convertible Notes at the current conversion price and conversion of all other outstanding convertible and exercisable securities) as of March 20, 2006:

	Common	Conversion
Security	Shares	Or Exercise Price
		Low	High
Common Stock outstanding	52,776,560	—	—
Common Stock reserved for payment of Convertible Debentures	500,000	—	$.73
Common Stock reserved for Series A Preferred Stock	3,284,524	$.70	$.70
Common Stock reserved for conversion of Secured Convertible Notes	10,696,862.65		.65
Common Stock reserved for warrant exercises	17,722,630.65		2.70
Common Stock reserved for outstanding stock options granted to non-employee directors	413,334.55		13.13
Remaining shares of Common Stock in stock option pool for non-employee directors	755,000	—	—
Common Stock reserved for outstanding stock options and restricted stock units granted to employees	2,950,946	—	—
Remaining shares of Common Stock in stock option pool for employees	212,819	—	—
Total	89,312,675

     Based on our current capitalization, we have only approximately 685,000 shares of our Common Stock available to use to raise additional capital to finance our operations, to pay interest on outstanding securities, to satisfy any future obligations triggered by a dilutive issuance or for any other future issuance. As shown in the above table, the balance of our authorized Common Stock, 90,000,000 shares, is outstanding or reserved for other existing obligations.

     We intend to repay principal and interest on our Secured Convertible Notes when repayments are due beginning in January 2007, and to satisfy any optional conversion requests by a holder prior to that date, using shares of our Common Stock so long as certain stock payment conditions are met. We have made all payments of principal and interest on the Convertible Debentures in shares of our Common Stock since September 2003 in order to preserve available cash for use in our research and development and sales and marketing efforts. Our Board of Directors believes it is in our best interests to pay the principal and interest on the Secured Convertible Notes in shares of our Common Stock. If we cannot repay these obligations in stock because of either a failure to have available shares of authorized Common Stock or a failure of the stock payment conditions, we will have to make payment in cash. We would not be able to afford to make payment of all of these obligations in cash unless we raise additional funds. However, without Stockholder approval of an increase in our authorized Common Stock, we believe it would be virtually impossible for us to raise sufficient additional cash to cover the cash payments that would be required to satisfy these obligations.

     While we believe our current capital resources are sufficient to enable us to finance expected operating deficits into 2007, we do not expect that existing resources will be sufficient to sustain our operations until we reach profitability. Accordingly, we expect to have to raise additional cash to meet our liquidity needs no later than the first quarter of 2007. Unless our Stockholders approve an increase in our authorized Common Stock, we will have limited approaches to raising funds and are not likely to be able to raise sufficient funds to sustain our current operations until we reach profitability. If we do not receive an adequate amount of additional financing in the future or such financing does not occur on a timely basis, we will be required to curtail our expenses by reducing research and/or marketing or by taking other steps that could hurt our future performance, including but not limited to, the premature sale of some or all of our assets or product lines on undesirable terms, merger with or acquisition by another company on unsatisfactory terms or the cessation of operations.

     Without Stockholder approval of an increase in our authorized Common Stock, we will be able to grant very few stock options to current or future employees as our existing option pool under the 2002 Plan has only approximately 212,000 shares available for awards. We believe that competition for key management, sales and scientific personnel is keen and that we are unlikely to be able to attract and retain highly qualified management and other employees without being able to offer them equity-based incentives. In addition, our existing bonus plan, the Amended and Restated Management Bonus Plan as of December 9, 2005, provides for the delivery of 25% of each eligible employee’s bonus in shares of restricted stock. This compensation approach serves to reduce our cash needs and also, we believe, to secure the ongoing commitment of our management who participate in the bonus plan. The source of shares of restricted stock has been our 2002 Plan which does not have sufficient shares remaining in it to enable us to make anticipated restricted stock awards for the 2006 fiscal year. If our Stockholders do not approve an increase in our authorized Common Stock, we will have to revise our existing bonus plan so that we are not committed to provide equity awards as part of the bonus. A revision in the bonus plan terms may require us to utilize more cash for compensation and may otherwise jeopardize our ability to retain and appropriately reward our management.

     The terms of the additional authorized shares of Common Stock will be the same as those that apply to the currently authorized shares of Common Stock. If the Stockholders approve the Amendment, we would be able to issue stock for any valid corporate purpose that the Board of Directors from time to time deems necessary or advisable, including, without limitation, stock splits and stock dividends, payments on the Secured Convertible Notes, continued financings in furtherance of our research, product development and operations, acquisitions and other transactions involving the use of Common Stock. The availability of additional shares of Common Stock for issuance will provide our management with greater flexibility in taking any of these actions without the expense and delay of obtaining Stockholder approval other than as required by state law or American Stock Exchange requirements for the particular transaction.

     Other than as set forth above with respect to anticipated issuance of equity-based awards to employees under the bonus plan or as a long term incentive if Proposal 4 of this Proxy Statement is approved, our Board of Directors does not have any present intention, plan, proposals or arrangements to issue additional shares of Common Stock other than to meet existing obligations under stock option plans, warrants and convertible securities, including the payment of interest and principal on the Secured Convertible Notes in stock. As has been disclosed in our periodic reports, we anticipate that we will, from time to time, need to raise additional capital in order to support our operations. The primary source of the additional capital we raised in 2003, 2004, 2005 and 2006 has been the sale of equity and convertible debt, and we expect that will continue to be the case.

     While the Board will authorize the issuance of additional shares of Common Stock based on its judgment as to the Company’s and the Stockholders’ best interests, future issuances could have a dilutive effect on existing Stockholders. Except for a limited number of holders of Series A Preferred Stock and holders of at least $250,000 in outstanding principal value of the Secured Convertibles Notes or the shares into which they have been converted, holders of our Common Stock do not now have and will not be entitled to preemptive rights to purchase shares of any authorized capital stock if additional shares are issued later. The rights of that limited number of holders of Series A Preferred Stock who currently have preemptive rights to participate in a future financing transaction expire on December 20, 2006. The holders of at least $250,000 in outstanding principal value of the Secured Convertibles Notes have rights to participate in future financing transactions and to tender their existing securities in payment of their participation, up to 50% of the principal amount then held by the participant. This participation right expires on January 13, 2009.

     Under Delaware law, the proposed Amendment requires the approval of the holders of at least a majority of our outstanding Common Stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 90,000,000 TO 150,000,000.

PROPOSAL 3
APPROVAL OF CERTAIN ISSUANCES BY THE COMPANY
OF SHARES OF COMMON STOCK AT A PRICE BELOW $0.61 PER SHARE

     On January 13, 2006, we borrowed approximately $7 million from investors who agreed that we could pay interest and principal (a) in cash or (b) in shares of our Common Stock valued at the lesser of (x) a discount to our future Common Stock price or (y) $.65 per share. See “Our January 2006 Financing” in the paragraphs which follow. Because we are listed on the American Stock Exchange (“AMEX”), we are subject to its rules which require us to obtain stockholder approval for potential issuances of Common Stock in excess of 20% of our outstanding shares, if the price of those issuances is or could be in the future below the book or market value of our Common Stock at the time of the financing transaction (in our case $0.61 per share). See “American Stock Exchange Requirements” in the paragraphs which follow.

     It is important for us to have the flexibility to make interest and principal payments in stock. If we do not have enough cash and are unable to make interest and principal payments in stock for any reason, we may be required to curtail our expenses or to take other steps that could hurt our future performance, including but not limited to, the premature sale of some or all of our assets or product lines on undesirable terms, merger with or acquisition by another company on unsatisfactory terms or the cessation of operations.

American Stock Exchange Requirements

     Section 713 of the American Stock Exchange Company Guide requires listed companies to obtain stockholder approval for the potential issuance of common stock, or securities convertible into common stock, equal to 20% or more of its currently outstanding shares of common stock if the price at which the shares may be issued is below the greater of market or book value of the common stock at the time the company agrees to issue the shares. In our January 13, 2006 financing, we issued Secured Convertible Notes and accompanying warrants which collectively are convertible into more than 20% of our Common Stock outstanding as of that date. The conversion price and exercise prices for shares of our Common Stock into which these securities could be converted was above the market value of our Common Stock at the time of issuance of the securities, and AMEX approved the listing of all shares into which the Secured Convertible Notes and the accompanying warrants could be converted as of January 13, 2006. We are seeking approval from you of certain issuances of Common Stock at a price below $0.61 per share, which was the closing price of our Common Stock on AMEX the day before the closing of our January financing, because we may in the future need or want to make issuance at a lower price in order to satisfy our obligations under the terms of the Secured Convertible Notes and other transaction documents we executed in connection with the January 2006 financing.

Our January 2006 Financing

     On January 13, 2006, we sold Secured Convertible Notes which are currently convertible into shares of our Common Stock at the initial conversion price of $0.65 per share (the “Initial Conversion Price”). We also issued to the investors in this financing accompanying warrants (the “Purchaser Warrants”), exercisable beginning July 14, 2006 and expiring on January 13, 2011, for the purchase of an aggregate of 6,459,655 shares of our Common Stock at an exercise price of $0.67 per share. We further issued to two placement agents warrants (the “Placement Agent Warrants” and collectively with the Purchaser Warrants, the “Warrants”), exercisable beginning July 14, 2006 and expiring on January 13, 2011, for the purchase of an aggregate of 1,036,609 shares of our Common Stock at an exercise price of $0.65 per share. We expect to use the proceeds from the financing for research and development, to cover selling and marketing expenses, for working capital and for general corporate purposes.

     We intend to repay principal and interest on our Secured Convertible Notes when repayments are due beginning in January 2007 (each repayment by us in shares being a “Borrower Conversion”), and to satisfy any optional conversion requests by a holder (“Optional Conversions”) prior to that date, using shares of our Common Stock so long as certain stock payment conditions are met. Borrower Conversions made in stock must be based upon the lower of the then conversion price, currently $0.65, or 85% of the 10 day volume weighted average price of common stock (the “10-day VWAP”) on AMEX at the time the payment is due (the “Effective Conversion Price”). One of the applicable stock payment conditions specifies that if the 10-day VWAP is below $0.65, we cannot issue any shares for a Borrower Conversion, except to the extent that an individual holder waives this condition. A second stock payment condition is even stricter, providing a limitation on issuance of any shares at an Effective Conversion Price below $0.61 per share until after we have received Stockholder approval, as required by AMEX rules. This condition is not waivable by an individual holder.

     We do not expect to have sufficient cash to enable us to repay all of the Secured Convertible Notes in cash. As a result, if we are prevented by the stock payments conditions from using shares of our Common Stock in repayment, we would have to raise additional funds to meet our obligations under these Secured Convertible Notes. We expect our primary source of financing in the future will, as in the recent past, be equity or securities convertible into equity. Accordingly, our inability to use shares of our Common Stock in Borrower Conversions is likely to result in future dilution of our existing Stockholders. In addition, under the terms of the Secured Convertible Notes, if our Stockholders do not approve share issuances at a price below $0.61 and the Effective Conversion Price at the time of any required payment is below that price, the interest rate we must pay at the next interest payment date would increase from an annual rate of 15% to 17%.

     Both the Secured Convertible Notes and the Warrants have anti-dilution provisions. This means that if we issue any shares (subject to limited exceptions) at a price that is less than the conversion price of the Notes or less than the exercise price of the Warrants (a “Dilutive Issuance”), the conversion price of the Secured Convertible Notes and/or the exercise price of the Warrants will be adjusted downwards. Currently, these anti-dilution provisions provide a floor of $0.61 on the new conversion price and the new warrant exercise price that could result from a Dilutive Issuance.

     We do not believe it is in the best interests of our Stockholders for us to use our limited cash resources to repay the Secured Convertible Notes. However, we have the right to use cash for repayment, at our option, and we would plan to do so if we have sufficient cash available and the 10-day VWAP at which the particular payment must be made is, in our opinion, too low to justify the dilution that would result from payment in shares.

     Under the Registration Rights Agreement we entered into in connection with the sale of the Secured Convertible Notes, we agreed that certain penalties would apply in the event we failed to timely register for resale shares of Common Stock that may be acquired upon conversion of the Secured Convertible Notes or upon exercise of the Warrants, if we failed to keep a registration statement effective for resale of these shares after it was initially declared effective and if we failed to keep our stock listed for trading on the American Stock Exchange (“AMEX”), the New York Stock Exchange (“NYSE”) or on Nasdaq Global Market or Nasdaq Capital Market. The transaction documents provide for non-monetary relief to the holders of Warrants if, once a registration statement is declared effective, as ours was on February 21, 2006, (i)(A) sales of shares to be acquired upon exercise of the Warrants can no longer be made pursuant to the registration statement, (B) the registration statement is no longer effective, or (C) our Common Stock is not listed or included for quotation on the Nasdaq Capital Market, the Nasdaq Global Market, NYSE or AMEX and (ii) the holder no longer holds any portion of the Secured Convertible Notes (or shares of Common Stock into which they have been converted) (each of these events constituting a “Default Event”). In that event, the holder would be entitled to use cashless exercise provisions of the Warrants to exercise its Warrants in whole or in part and the Warrants would become exercisable for an additional number of shares of Common Stock (the “Additional Warrant Shares”). The number of Additional Warrant Shares for which the Warrants may become exercisable would depend on the number of warrant shares then issuable upon exercise of the Warrants assuming a cashless exercise and upon the number of days during which the Default Event continues. A multiplier of ten hundredths would apply during the first 60 day period of a continued Default Event, and a multiplier of five hundredths would apply to each further 60 day period of a continued Default Event up to a 360 day limit. Any Additional Warrant Shares which become exercisable would have a price of $0.01 per share. An example of the potential effect of this provision is set forth below.

						Total Additional
		Then		Additional	Total Additional	Warrant Shares
		Current	Shares Obtained	Warrant Shares	Warrant Shares	if Default Event
Number of	Exercise	Common	Through Cashless	if Default Event	if Default Event	exists for more
Warrants Held	Price	Stock Price	Exercise	exists for 60 days	exists for 120 days	than 360 days
100,000	$ 0.67	$ 0.80	16,250	1,625	2,438	5,688
100,000	$ 0.67	$ 1.00	33,000	3,300	4,950	11,550
100,000	$ 0.67	$ 1.25	46,400	4,640	6,960	16,240
100,000	$ 0.67	$ 1.50	55,333	5,533	8,300	19,367

     Because the exercise price of any potential Additional Warrants Shares is only $0.01 per share, we need Stockholder approval prior to making any issuances of Additional Warrant Shares. Unless we are able to provide this non-monetary remedy for the holders of the Warrants, if circumstances occur which would otherwise result in their entitlement to Additional Warrant Shares we are likely to have to make a monetary payment. We would expect that any such required monetary payment would be more costly to us than the value of the Additional Warrant Shares we would have to issue at the $0.01 exercise price.

Effect of Stockholder Approval

     If you approve this Proposal, it will enable us to (i) repay the Secured Convertible Notes using shares of our Common Stock even if the Effective Conversion Price is below $0.65 per share, (ii) avoid any potential interest rate increase on the Secured Convertible Notes and (iii) issue Additional Warrants Shares, if holders become entitled to those shares, at an exercise price of $0.01 per share. Approval will also result in removal of floors on anti-dilution provisions affecting the Secured Convertible Notes and the Warrants.

     If you do not approve this Proposal, we may be forced to (a) use our limited cash resources to repay the Secured Convertible Notes if the 10-Day VWAP is below $0.65, (b) make interest payments on the Secured Convertible Notes at the annual interest rate of 17% if application of the 10-day VWAP to a payment would have resulted in an Effective Conversion Price below $0.61 and (c) make monetary payments to the holders if a Default Event occurs. In addition, we may be forced to seek additional funding earlier or in a larger amount than we would otherwise need to do in order to enable us to make payments on the Secured Convertible Notes in cash, if necessary. Our primary source of financing in recent years has been the sale of equity or securities convertible into equity, and we expect to use this source of financing in the future. If we need to seek additional funding earlier or in a larger amount because of the failure to obtain Stockholder approval of this Proposal, a new financing transaction could result in further dilution to our existing stockholders than if we were able to make issuances to the January 2006 investors at a price below $0.61 per share.

More Information

     The terms of the sale of the Secured Convertible Notes, the Warrants and the registration rights are complex and are only briefly summarized above. The above summary does not purport to be complete and is subject to and qualified in its entirety by the actual transaction documents. If you would like more information about the rights, preferences and terms of this financing transaction, please refer to the Form of Securities Purchase Agreement dated January 13, 2006 between Matritech, Inc. and various Purchasers, Form of Note dated January 13, 2006 and issued to various Purchasers, Form of Purchaser Warrant to Purchase Shares of Common Stock, Form of Placement Agent Warrant to Purchase Shares of Common Stock, Form of Security Agreement dated January 13, 2006 by and between Registrant and SDS Capital Group SPC, Ltd. as Collateral Agent and Form of License Agreement dated January 13, 2006 by and between Registrant and SDS Capital Group SPC, Ltd. as Collateral Agent filed as Exhibits to our Form 8-K filed January 18, 2006, which is incorporated by reference into this Proxy Statement.

     Further information about the risks related to this financing transaction can also be found in our Annual Report on Form 10-K in the section entitled “Risk Factors”. You may access our Annual Report on Form 10-K and our Form 8-K and exhibits that we file with the Commission through our web site, www.matritech.com or through the Commission’s web site, www.sec.gov. You may also request copies of these documents by writing to us at 330 Nevada Street, Newton, MA 02460 Attn: Investor Relations. You may also view these documents at the Commission’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549.

Incorporation by Reference

     We hereby incorporate by reference into this Proxy Statement the information included in Items 6 (“Selected Financial Data”), 7 (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”), 7A (“Qualitative and Quantitative Disclosures about Market Risk”), 8 (“Consolidated Financial Statements and Supplementary Data”) and 9 (“Changes in and Disagreements with Accountants on Accounting and Financial Disclosure”) of our Annual Report on Form 10-K for the year ended December 31, 2005.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO ALLOW FOR ISSUANCES OF SHARES OF OUR COMMON STOCK AT AN ISSUE PRICE BELOW $0.61 PER SHARE.

PROPOSAL 4
APPROVAL OF THE COMPANY’S 2006 EQUITY AND INCENTIVE PLAN

     On March 22, 2006, the Board of Directors adopted the 2006 Equity and Incentive Plan (the “Omnibus Plan”), subject to Stockholder approval of Proposal 1 of this Proxy Statement as well as to Stockholder approval of the Omnibus Plan. The Omnibus Plan provides for the award of equity-based compensation to employees, officers, directors and consultants of the Company and its affiliates, including the possible award of incentive stock options, non-qualified stock options, restricted stock, restricted stock units and stock appreciation rights. The principal features of the Omnibus Plan include:

  Limit on Shares Authorized: The Omnibus Plan authorizes the grant of 4,000,000 shares.

  No Discount Stock Options: The Omnibus Plan prohibits the grant of a stock option with an exercise price less than the fair market value of the Company’s Common Stock on the date of grant.

  No Repricing of Stock Options: The Omnibus Plan prohibits the repricing of stock options without Stockholder approval.

  Independent Committee Administration: The Omnibus Plan will be administered by a committee of the Board whose members satisfy independence requirements.

  Material Amendments to the Plan Require Stockholder Approval: The Omnibus Plan provides that a material amendment to the Plan will not be effective unless approved by the Company’s Stockholders.

  Types of Awards: The Omnibus Plan provides for the award of incentive stock options, non-qualified stock options, Stock Appreciation Rights (“SAR”), restricted stock, restricted stock units, or any combination thereof.

     Attracting and retaining highly qualified management, sales and marketing personnel, and scientific staff is critical to our success. We face intense competition for qualified personnel from other companies, research and academic institutions, government entities and other organizations. One element of our compensation program, which we believe is necessary to remain competitive in efforts to recruit and retain key employees, is equity-based compensation. We customarily make stock option awards to new professional or senior level employees in connection with their commencement of work with us. We also use restricted stock awards as a component of our annual bonus payments, in order to reduce the required cash outlay for bonuses, to secure the ongoing commitment of the management employees who participate in the bonus plan and to further align the interests of those management employees with those of our Stockholders. Executive officers who receive restricted stock awards through the bonus plan are subject to retention obligations with respect to a portion of the award until they meet stock ownership guidelines. Further, we make annual long term incentive equity-based awards to many of our employees to incent them to continue their efforts on our behalf. If we were not able to offer such equity-based elements of compensation to our sales, scientific and management personnel, we believe we would have to offer substantially higher cash compensation in order to continue to attract and retain the highly qualified employees we need.

     We currently have approximately 2,950,000 shares reserved to satisfy outstanding stock options and restricted stock unit awards previously granted to our employees. Of these, we expect options for 372,907 shares to expire without exercise in 2006 and options for an additional 28,174 shares to expire without exercise in 2005, because these options have exercise prices equal to or greater to $4.00 and they have scheduled expiration dates in 2006 and 2007. None of these shares will revert to any available option pool.

     Currently, there are approximately 212,000 shares remaining and available for future issuance under the 2002 Plan, which is the only source of equity-based compensation available for award to our employees. Under AMEX rules, we cannot issue equity-based compensation to employees (with extremely limited exceptions) except pursuant to a Stockholder approved plan.

     Unless we receive Stockholder approval of the Omnibus Plan, it is likely that we will be forced to cease making any equity-based awards to new or existing employees by early 2007 at the latest. We believe our efforts to recruit and retain superior sales, scientific and management personnel would be seriously jeopardized by a lack of available equity compensation.

     The following description of the Omnibus Plan is a summary and does not purport to be a complete description. A copy of the Omnibus Plan is attached to this Proxy Statement as Appendix B and is incorporated herein by reference.

Description of the Omnibus Plan

     The following description of the Omnibus Plan is a summary only. The Company strongly recommends that you read the complete text of the Omnibus Plan, which is attached as Appendix B hereto.

     The purpose of the Omnibus Plan is to provide long-term incentives and rewards (each, an “Award”) to employees, officers, directors, and consultants of the Company and its subsidiaries, all of whom are eligible to receive Awards under the Omnibus Plan. Any person to whom an Award is granted will be called a “Participant.”

     Administration

     The Omnibus Plan is administered by a committee (the “Committee”) composed of members of the Company’s board of directors who are outside directors. The Company’s Compensation Committee will be used to administer the Omnibus Plan. The Committee has the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Omnibus Plan and to interpret and correct the provisions of the Omnibus Plan and any Award. The Omnibus Plan also provides that authority to grant Awards to employees may be delegated to one or more officers of the Company.

     Exercise Price

     The Committee shall establish the exercise price of options (or determine the method by which the exercise price shall be determined) at the time each option is granted, provided that the minimum exercise price for an option will not be less than 100% (110% for an incentive stock option granted to a 10% or more stockholder) of the fair market value of the Common Stock on the date of grant. The exercise price, if applicable, of other stock-based Awards shall be set by the Committee. The Company shall not engage in any repricing of an Award granted under the Omnibus Plan without Stockholder approval of any repricing.

     Authorized Shares

     The number of shares (the “Authorized Shares”) of Common Stock that may be delivered in satisfaction of Awards granted under the Omnibus Plan is 4,000,000 shares of Common Stock. Currently, there are approximately 212,000 shares of Common Stock that remain available for grant pursuant to the 2002 Plan. The Compensation Committee may provide for the grant of remaining options available under the 2002 Plan prior to its termination date of June 14, 2012.

     Share Counting

     If an Award granted under the Omnibus Plan is canceled, forfeited or settled in cash or if an Award terminates, expires, lapses, then the shares subject to such Award (to the extent of such cancellation, termination, expiration, forfeiture, lapse or settlement) shall again be available for issuance pursuant to Awards granted under the Omnibus Plan. Any shares granted as Options or SARs under the Omnibus Plan shall be counted against the authorized share limit as one share for every share subject to the Award, and any shares granted as Restricted Stock or Restricted Stock Units shall be counted against the authorized share limit as 1.5 shares for every one share subject to the Award.

     Eligibility

     Employees, officers, directors, and consultants of the Company and its subsidiaries are eligible to be granted Awards under the Omnibus Plan. Under present law, however, incentive stock options within the meaning of Section 422 of the Code may only be granted to employees of the Company and parent or subsidiaries of the Company. The maximum number of shares with respect to which Awards may be granted to any Participant under the Omnibus Plan may not exceed 500,000 in any fiscal year, other than Awards made to a new hire.

     Vesting and Exercisability

     The Committee may determine the vesting schedule or the time at which an option will become exercisable. Each option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable, by delivery of a properly signed written notice of exercise to the Company. Unless the Award agreement provides otherwise, Awards may be exercised for three months following the date that a Participant leaves the Company, or up to twelve months following the death of a Participant. The Committee determines the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or designated beneficiary, may exercise rights under the Award, subject to applicable law and the provisions of the Internal Revenue Code of 1986, as amended, (the “Code”) related to incentive stock options.

     Types of Awards

     Awards under the Omnibus Plan may be in the form of incentive stock options, non-qualified stock options, SARs, restricted stock, restricted stock units, or any combination thereof.

     Stock Options

     Stock options represent the right to purchase shares of Common Stock within a specified period of time at a specified price. As detailed above, the exercise price for options will be not less than 100% (110% for an incentive stock option granted to a 10% or more stockholder) of the fair market value of Common Stock on the date of grant. The aggregate fair market value, determined on the date the option is granted, of the stock for which any person may be granted incentive stock options that become exercisable for the first time by such person in any calendar year cannot exceed $100,000 (determined on the date such option is granted). No incentive stock option will be granted to a person who is not an “employee” as defined in the applicable provisions of the Code and regulations issued thereunder. Options shall expire no later than ten years after the date of grant, and shall not provide for an automatic grant of additional or replacement options upon the exercise of an option. No stock options can be granted under the Omnibus Plan after June 15, 2016, but options granted before that date may be exercised thereafter.

     Except as otherwise provided by the Committee, payment for the exercise of options under the Omnibus Plan may be made by one or any combination of the following forms of payment:

  by cash,
  actual delivery or attestation of ownership of shares of Common Stock owned by the Participant, including vested Restricted Stock, by retaining shares of Common Stock otherwise issuable pursuant to the option, consideration received by the Company under a broker-assisted cashless exercise program acceptable to the Company, or such other lawful consideration as the Committee may determine.

     Stock Appreciation Rights, Restricted Stock and Restricted Stock Units

     SARs are rights to acquire cash or shares of Common Stock having a value equal to the difference between (a) the fair market value of a share of Common Stock on the date of exercise and (b) the exercise price multiplied by the number of shares of Common Stock with respect to the SAR that is being exercised. Restricted Stock is Common Stock that is subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions. Restricted Stock Units represent the right to receive shares of Common Stock in the future, with the right to future delivery of the shares subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions.

     The Committee may determine the vesting schedule or the time at which a SAR may be exercised, or the time at which restrictions on Restricted Stock or Restricted Stock Units will lapse. However, the Omnibus Plan provides that restrictions on Restricted Stock or Restricted Stock Units shall not lapse in full prior to the third anniversary of the grant date of the Award, but the Committee may exercise its discretion to permit certain earlier vesting in specified situations. Subject to any restrictions applicable to an Award, a Participant holding Restricted Stock, whether vested or unvested, will be entitled to enjoy all rights of a Stockholder with respect to such Restricted Stock, including the right to receive dividends and to vote the shares.

     Eligibility Under Section 162(m)

     In general, under Section 162(m) of the Code, the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation, however, does not apply to compensation that constitutes “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The regulations under Section 162(m) of the Code contain a “safe harbor” that treats stock options granted at fair market value as performance-based compensation (assuming certain other requirements are satisfied). The Committee may provide that the Participant’s right to receive cash, shares or other property pursuant to an Award shall be subject to the satisfaction of performance goals.

     Transferability

     Except as the Committee may otherwise determine or provide in an Award, Awards may be transferred only by will or by the laws of descent and distribution and may only be exercised by the Participant or the Participant’s guardian or legal representative.

     Adjustment

     In the event of any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, or other transaction affecting the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the Omnibus Plan, the following shall be equitably adjusted:

  the number and class of shares that may be issued in respect of Awards under the Omnibus Plan, the number and class of shares subject to outstanding Awards, the number and class of shares subject to the limit on individual grants, the exercise price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award.

     Treatment upon Acquisition

     Unless otherwise expressly provided in the applicable Award, upon the occurrence of a change in control of the Company, appropriate provision is to be made for either the acceleration of Awards, the payment to the Participant or either cash or property equal to the value of the Award, the adjustment of Awards to reflect the change in control or the continuation or the assumption by the surviving or acquiring entity of all Awards.

     Amendment of Awards

     The Committee may, without Stockholder approval, amend, modify or terminate any outstanding Award, provided that, the Participant’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant, and that the action is permitted under the Omnibus Plan.

     Termination of Omnibus Plan; Amendments

     Awards may be granted under the Omnibus Plan at any time until June 15, 2016. The Committee may amend, suspend or terminate the Omnibus Plan or any portion thereof at any time, provided, however, that any material amendment to the Omnibus Plan will not be effective unless approved by the Company’s Stockholders. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued shares covered by such Award shall again be available for the grant of new Awards under the Omnibus Plan.

Federal Income Tax Consequences

     Incentive Stock Options

     The following general rules are applicable under current United States federal income tax law to incentive stock options (“ISOs”) granted under the Company’s Omnibus Plan.

1.

In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and no corresponding federal tax deduction is allowed to the Company upon either grant or exercise of an ISO.

2.

If an optionee holds shares acquired upon exercise of an ISO for (i) two years following the date the option was granted or (ii) one year following the date the shares are issued to the optionee upon the exercise of the ISO (the “Holding Periods”), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as long-term capital gain or loss to the optionee.

3.

If an optionee disposes of shares acquired upon exercise of an ISO before the Holding Periods are met (a “Disqualifying Disposition”), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

4.

In any year that an optionee recognizes ordinary income as the result of a Disqualifying Disposition, the Company generally should be entitled to a corresponding deduction for federal income tax purposes.

5.

Any excess of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain to the optionee.

6.	Capital gain or loss recognized by an optionee upon a disposition of shares will be long-term capital gain or loss if the optionee’s holding period for the shares exceeds one year.

7.

An optionee may be entitled to exercise an ISO by delivering shares of the Company’s Common Stock to the Company in payment of the exercise price, if so provided by the Committee. If an optionee exercises an ISO in this fashion, special rules will apply.

8.

In addition to the tax consequences described above, the exercise of an ISO may result in additional tax liability to the optionee under the alternative minimum tax rules. The Code provides that an alternative minimum tax (at a maximum rate of 28%) will be applied against a taxable base that is equal to “alternative minimum taxable income” reduced by a statutory exemption. In general, the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price is included in the optionee’s alternative minimum taxable income. A taxpayer is required to pay the higher of his or her regular tax liability or the alternative minimum tax. A taxpayer that pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

9.	Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

     Nonstatutory Stock Options

     The following general rules are applicable under current federal income tax law to options that do not qualify as ISOs (“Nonstatutory Stock Options”) granted under the Company’s Omnibus Plan:

1.	The optionee generally does not realize any taxable income upon the grant of a Nonstatutory Stock Option, and the Company is not allowed a federal income tax deduction by reason of such grant.

2.

The optionee generally will recognize ordinary income at the time of exercise of a Nonstatutory Stock Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price for the shares.

3.

When the optionee sells the shares acquired pursuant to a Nonstatutory Stock Option, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee’s holding period for the shares exceeds one year, any such gain or loss will be a long-term capital gain or loss.

4.	The Company generally should be entitled to a corresponding tax deduction for federal income tax purposes when the optionee recognizes ordinary income.

5.

An optionee may be entitled to exercise a Nonstatutory Stock Option by delivering shares of the Company’s Common Stock to the Company in payment of the exercise price, if so provided by the Committee. If an optionee exercises a Nonstatutory Stock Option in this fashion, special rules will apply.

6.

Special rules apply if a Nonstatutory Stock Option has an exercise price less than the fair market value of the shares on the date of grant, or if the stock acquired on exercise of a Nonstatutory Stock Option is subject to vesting or if the Nonstatutory Stock Option is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

     Awards and Purchases

     The following general rules are applicable under current federal income tax law to awards of Restricted Stock or Restricted Stock Units (“Restricted Awards”) or the granting of opportunities to make direct stock purchases under the Company’s Omnibus Plan (“Purchases”):

1.

Persons receiving Common Stock pursuant to Restricted Awards or Purchases generally will recognize ordinary income equal to the fair market value of the shares received, reduced by any purchase price paid. Special rules apply if the stock acquired pursuant to a Restricted Award or Purchase is subject to vesting, or if the stock acquired is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

2.

The Company generally should be entitled to a corresponding deduction for federal income tax purposes when a recipient of a Restricted Stock Award or Purchase recognizes ordinary income. When the acquired shares of Common Stock are sold, the seller generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale and the seller’s tax basis in the Common Stock (generally, the amount that the seller paid for such stock plus the amount taxed to the seller as ordinary income).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE ADOPTION OF THE 2006 EQUITY AND INCENTIVE PLAN

PROPOSAL 5
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm since fiscal 2002. In accordance with Section 10A(i) of the Securities Exchange Act of 1934, Rule 10A of Regulation S-K and Rule 2-01 of Regulation S-X, the Audit Committee has engaged PricewaterhouseCoopers LLP to perform all auditing services for the benefit of the Company (including the performance of any audit required by the Exchange Act) and to serve as the Company’s independent registered public accounting firm for the year ended December 31, 2006, pending shareholder ratification as sought in Proposal 5 of this Proxy Statement. A representative from PricewaterhouseCoopers LLP is expected to attend the Annual Meeting of Stockholders and to be available to answer questions. PricewaterhouseCoopers LLP representatives will also have the opportunity to make a statement at the Annual Meeting if they desire.

Fees Paid to the Company’s Independent Registered Public Accounting Firm

     Audit Fees. Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP in connection with its audits of the Company’s consolidated financial statements and its reviews of the Company’s unaudited consolidated interim financial statements were $275,000 for the year ended December 31, 2005 and $310,000 for the year ended December 31, 2004. PricewaterhouseCoopers LLP reviewed the Company’s Quarterly Reports on Form 10-Q for all quarters of fiscal years 2005 and 2004.

     Audit-Related Fees. We incurred no audit-related fees in fiscal 2005 or 2004.

     Tax Fees. In fiscal 2004, fees for tax-related work performed by PricewaterhouseCoopers LLP were $11,000 for preparation of our tax returns. We incurred no fees during fiscal 2005 for tax-related work performed by PricewaterhouseCoopers LLP.

     All Other Fees. We incurred no fees during fiscal 2005 or fiscal 2004 for other services performed by PricewaterhouseCoopers LLP.

     The Audit Committee of the Board of Directors has determined that the provision of the services as set forth above is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Audit Committee Pre-Approval Process

     The Audit Committee must pre-approve all audit and permitted non-audit services for which the Company’s independent registered public accounting firm may be engaged. Of the services described above performed by PricewaterhouseCoopers LLP in fiscal 2005, all were pre-approved by the Audit Committee and in 2005 no fees were paid under a de minimus exception that waives pre-approval for certain non-audit services.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

STOCKHOLDER PROPOSALS

     Proposals of Stockholders intended for inclusion in the proxy statement to be furnished to all Stockholders entitled to vote at the next annual meeting of Stockholders of the Company pursuant to SEC Rule 14a-8 must be received at the Company’s principal executive offices not later than December 27, 2006. Under the Company’s bylaws, the deadline for providing timely notice to the Company of matters that Stockholders otherwise desire to introduce at the next Annual Meeting of Stockholders is April 11, 2007. In order to curtail controversy as to the date on which the Company received a proposal, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested, to Stephen D. Chubb, Chief Executive Officer, Matritech, Inc., 300 Nevada Street, Newton, MA 02460.

PROXY CARD ATTACHED

Appendix A

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
MATRITECH, INC.

     Matritech, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation, by action by consent dated March 23, 2006, duly adopted the following resolution setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation, as amended, of the Corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED:

That the following proposed amendment and restatement of the first paragraph of Article FOURTH of the Corporation's Amended and Restated Certificate of Incorporation, as amended, increasing the number of shares of the Corporation's Common Stock authorized for issuance from 90,000,000 shares to 150,000,000 shares be, and it hereby is, approved and be recommended to the stockholders of the Corporation for approval at the next Annual Meeting of Stockholders as being advisable and in the best interests of the Corporation:

"FOURTH. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 154,000,000 shares, consisting of 150,000,000 shares of Common Stock with a par value of $.01 per share (the "Common Stock") and 4,000,000 shares of Preferred Stock with a par value of $1.00 per share (the "Preferred Stock")."

     SECOND: That the stockholders of the Corporation duly approved such amendment at the Annual Meeting of Stockholders held on June 9, 2006 in accordance with the provisions of Section 211 of the General Corporation Law of the State of Delaware and with Article 1, Section 1.2, of the Amended and Restated By-Laws of the Corporation.

     THIRD: That such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and with Article NINTH, Section 9 and Article TENTH of the Corporation's Amended and Restated Certificate of Incorporation, as amended.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Stephen D. Chubb, Chairman and Chief Executive Officer, and attested to by Patricia Randall, Secretary, this __ day of June, 2006.

MATRITECH, INC.

BY
STEPHEN D. CHUBB
Chairman and Chief Executive Officer

ATTEST:

PATRICIA RANDALL
Secretary

Appendix B

MATRITECH, INC.

2006 EQUITY AND INCENTIVE PLAN

1. Purposes of the Plan

     The purposes of the Matritech, Inc. 2006 Equity and Incentive Plan (the “Plan”) are (i) to provide long-term incentives and rewards to those employees, officers, directors, and consultants of Matritech, Inc. (the “Company”) and its Affiliates (as defined below) who are in a position to contribute to the long-term success and growth of the Company and its Affiliates, (ii) to assist the Company and its Affiliates in attracting and retaining persons with the requisite experience and ability, and (iii) to more closely align the interests of such employees, officers, directors, and consultants with the interests of the Company’s stockholders.

2. Definitions

     “Affiliate” means any Subsidiary and any other business entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Committee; provided that any business entity in which the Company holds, directly or indirectly, an equity, profits, or voting interest of 30% or more shall be deemed to be an Affiliate.

     “Applicable Law” means the applicable requirements relating to the administration of equity compensation plans under Delaware state corporate law, federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted, employment laws, and the applicable laws of any foreign jurisdiction where Awards are or will be granted.

     “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Cash Award, or Foreign National Award granted under the Plan. Awards may be granted for services to be rendered or for past services already rendered to the Company or any Affiliate.

     “Cash Award” means an Award granted to a Participant pursuant to Section 10(d) of the Plan that is payable in cash, and that may be subject to certain terms, conditions, and restrictions.

     “Board” means the Board of Directors of the Company.

     “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

     “Committee” means one or more committees each comprised of not less than two members of the Board appointed by the Board to administer the Plan or a specified portion thereof. To the extent that the Board determines it is desirable to qualify Awards granted to Covered Employees under the Plan as “performance-based compensation” within the meaning of Section 162(m) of the Code, then each member of the Committee shall be an “outside director” within the meaning of Section 162(m) of the Code. To the extent that the Board determines it is desirable to qualify Awards granted by the Committee to a Reporting Person under the Plan as exempt under Rule 16b-3(d)(1) of the Exchange Act, then each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3.

     “Common Stock” or “Stock” means the common stock of the Company.

     “Company” means Matritech, Inc., or any successor corporation.

     “Covered Employee” means a “covered employee” within the meaning of Section 162(m) of the Code.

     “Designated Beneficiary” means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death. In the absence of an effective designation by a Participant, “Designated Beneficiary” means the Participant’s estate.

     “Disability” means a total and permanent disability as provided in the long-term disability plan or policy maintained by the Company or if applicable, most recently maintained, by the Company or if applicable, an Affiliate, for the Participant, whether or not such Participant actually receives disability benefits under such plan or policy. If no long-term disability plan or policy was ever maintained on behalf of the Participant or if the determination of disability relates to an Incentive Stock Option or SAR issued in tandem with an Incentive Stock Option, Disability means permanent and total disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination whether a Participant is disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such disability relates.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

     “Fair Market Value” means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

     “Foreign National Award” means an Award granted pursuant to Section 10(f) to a Participant who is a foreign national or employed or performing services outside of the United States.

     “Grant Date” means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the Participant within a reasonable time after the grant.

     “Grant Agreement” means the documentation evidencing an Award as provided in Section 10(b).

     “Incentive Stock Option” means an Option intended to qualify as an incentive stock option and which meets the requirements of Section 422 of the Code.

     “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

     “Option” means a right to acquire shares of Company Stock upon the payment of an exercise price that is granted in accordance with Section 6 of the Plan. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

     “Participant” means a person selected by the Committee to receive an Award under the Plan.

     “Performance Goals” means with respect to any Performance Period, one or more performance goals based on one or more of the following objective criteria established by the Committee prior to the beginning of such Performance Period or within such period after the beginning of the Performance Period as shall meet the requirements to be considered “pre-established objective performance goals” for purposes of the regulations issued under Section 162(m) of the Code: (i) increases in the price of the Common Stock, (ii) market share, (iii) sales, (iv) revenue, (v) return on equity, assets, or capital, (vi) economic profit (economic value added), (vii) total shareholder return, (viii) costs, (ix) expenses, (x) margins, (xi) earnings (including EBITDA) or earnings per share, (xii) cash flow (including adjusted operating cash flow), (xiii) customer satisfaction, (xiv) operating profit, (xv) net income, (xvi) research and development, (xvii) product development milestones, (xviii) product releases, (xix) FDA or other regulatory approvals, (xx) clinical trial milestones, (xxi) manufacturing metrics, or (xxii) any combination of the foregoing, including without limitation, goals based on any of such measures relative to appropriate peer groups or market indices. Such Performance Goals may be particular to a Participant or may be based, in whole or in part, on the performance of the division, department, line of business, Subsidiary, Affiliate or other business unit, whether or not legally constituted, in which the Participant works or on the performance of the Company generally.

     “Performance Period” means the period of service designated by the Committee applicable to an Award subject to Section 10(l) during which the Performance Goals will be measured.

     “Reporting Person” means a person subject to Section 16 of the Exchange Act.

     “Restricted Stock” means shares of Common Stock granted to a Participant pursuant to Section 8 of the Plan that may be subject to certain terms, conditions, and restrictions.

     “Restricted Stock Unit” means the right granted to a Participant pursuant to Section 9 of the Plan to receive shares of Common Stock (or the equivalent value in cash or other property if the Committee so provides) in the future that may be subject to certain terms, conditions, and restrictions.

     “Service Provider” means an employee, officer, director or consultant of the Company or any of its Affiliates.

     “Stock Appreciation Right” or “SAR” means a right to acquire cash or shares of Common Stock granted in accordance with Section 7 of the Plan having a value equal to the difference between the Fair Market Value on the date of exercise over the exercise price set forth in the Grant Agreement multiplied by the number of shares of Common Stock with respect to which the SAR is being exercised.

     “Subsidiary” means any subsidiary corporation as defined in Section 424(f) of the Code.

     “Substitute Awards” means Awards granted by the Company in assumption of, or in substitute or exchange for, Awards previously granted, or the right or obligation to make future Awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

     “Termination Date” means (i) in the case of an employee, the date that the Committee determines that the employee-employer relationship between the Company or Affiliate and such person ceased for any reason, (ii) in the case of a consultant or non-employee officer, the date that the Committee determines that the service relationship between the Company or Affiliate and such person ceased for any reason, and (iii) in the case of a director, the date that the Committee determines that such person’s service on the Board ceased for any reason.

3. Administration

     The Plan shall be administered by the Committee. Subject to and consistent with the provisions of the Plan, the Committee shall have the authority and discretion to: (i) determine which eligible employees, officers, directors, and consultants will receive Awards, (ii) determine the number of shares of Common Stock, cash, or other consideration to be covered by each Award, (iii) determine the terms and conditions of any Award (including Fair Market Value, the exercise price, the vesting schedule, the term of the Award, and the period following termination from employment or service during which an Award may be exercised), (iv) approve forms of Award agreements and other documentation for use under the Plan, (v) adopt, alter, and repeal administrative rules, guidelines, and practices governing the operation of the Plan and the Committee, (vi) interpret the provisions of the Plan and any Award documentation and remedy any ambiguities, omissions, or inconsistencies therein, (vii) to modify or amend Awards, or grant waivers of Plan or Award conditions, and (viii) make all other determinations necessary or advisable for the administration of the Plan. A majority of the members of the Committee shall constitute a quorum. The Committee’s decisions, determinations, and interpretations shall be final and binding on all persons having an interest in any Award. To the extent permitted by Applicable Law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant, and such other features of the Awards as required by Applicable Law.

4. Eligibility

     Incentive Stock Options may be granted only to employees (including officers and directors who are also employees) of the Company or a Subsidiary. All other Awards may be granted to employees, officers, directors, and consultants of the Company or any Affiliate.

5. Stock Available for Awards

     (a) Amount. Subject to adjustment under Section 5(c), the aggregate number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be 4,000,000 shares. Subject to adjustment under Section 5(c), up to 4,000,000 shares of Common Stock may be issued upon exercise of Incentive Stock Options granted under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares, or treasury shares, or shares purchased on the open market. At all times the Company will reserve and keep available a sufficient number of shares to satisfy the number of shares available for issuance under the Plan.

     (b) Share Counting. If an Award granted under the Plan is canceled, terminates, expires, is forfeited, lapses, or is settled in cash, then the shares subject to such Award (to the extent of such cancellation, termination, expiration, forfeiture, lapse, or settlement) shall again be available for issuance pursuant to Awards granted under the Plan. For purposes of Section 5(a), any shares granted as Options or Stock Appreciation Rights under the Plan shall be counted against this limit as one share for every share subject to the Award. Any shares granted as Awards other than Options or Stock Appreciation Rights shall be counted against the limit set forth in Section 5(a) as 1.5 shares for every one share subject to the Award. Any shares tendered in payment of an Option’s exercise price (whether by attestation or actual delivery), any shares tendered or withheld to satisfy a tax withholding on an Award, and any shares repurchased by the Company using Option proceeds shall not be added back to, replenish, or increase the aggregate Plan share limit set forth in Section 5(a).

     (c) Adjustment. In the event that the Committee determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, or other transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the Plan, then the Committee (subject in the case of Incentive Stock Options to any limitation required under the Code) shall equitably adjust any or all of (i) the number and class of shares that may be issued in respect of Awards under the Plan, (ii) the number and class of shares subject to outstanding Awards, (iii) the number and class of shares subject to the limit on individual grants under Section 5(d) of the Plan, and (iv) the exercise price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

     (d) Limit on Individual Grants. The maximum number of shares of Common Stock subject to all Awards that may be granted under this Plan to any Participant in the aggregate in any fiscal year of the Company shall not exceed 500,000 shares, subject to adjustment under Section 5(b). Notwithstanding the foregoing, during the fiscal year in which a Participant first becomes an employee of the Company or an Affiliate, the Participant may be granted Awards covering an additional 500,000 shares of Common Stock, subject to adjustment under Section 5(b). With respect to any Award settled in cash that is intended to satisfy the requirements for “performance-based compensation” (within the meaning of Section 162(m)(4)(C) of the Code), no more than $2,500,000 may be paid to any one individual with respect to each year of a Performance Period.

6. Stock Options

     (a) Grant of Options. Subject to the provisions of the Plan, the Committee may grant Incentive Stock Options or Non-Qualified Stock Options to a Participant.

     (b) Terms and Conditions. The Committee shall determine the number of shares of Common Stock subject to each Option and the exercise price therefor, which shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the Grant Agreement or thereafter; provided that (i) no Option shall be exercisable after the expiration of ten years from the Option’s Grant Date, and (ii) no Option may be granted with a reload feature which provides for an automatic grant of additional or replacement options upon the exercise of an Option. A Participant may exercise an Option by following such procedures as the Committee or its designees may specify from time to time. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to Applicable Laws, as it considers necessary or advisable.

     (c) Payment. No shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company. Except as otherwise provided by the Committee, such payment may be made in whole or in part in or pursuant to any of the following methods: (i) cash, (ii) by actual delivery or attestation of ownership of shares of Common Stock owned by the Participant, including vested Restricted Stock, (iii) by retaining shares of Common Stock otherwise issuable pursuant to the Option, (iv) for consideration received by the Company under a broker-assisted cashless exercise program acceptable to the Company, or (v) for such other lawful consideration as the Committee may determine.

     (d) Exercise Period. When a Participant’s status as a Service Provider terminates, the Participant’s Option may be exercised within the period of time specified in the Grant Agreement to the extent that the Option is vested on the Participant’s Termination Date. In the absence of a specific period of time set forth in the Grant Agreement, an Option shall remain exercisable for three (3) months following the date the Participant ceases to be a Service Provider, but in no event shall the Option be exercisable after the expiration of the term of such Option. If a Participant’s status as a Service Provider terminates from death or Disability or the Participant dies within three (3) months after his Termination Date, then (unless provided otherwise in the Grant Agreement) the Option shall remain exercisable for twelve (12) months following the date the Participant ceases to be a Service Provider, but in no event shall the

Option be exercisable after the expiration of the term of such Option. In no event may the Committee provide in a Grant Agreement that the period of time for exercising an Option following a Participant’s Termination Date shall exceed three (3) years.

     (e) Incentive Stock Option Rules. In addition to the limitations and conditions that apply generally to Options, the following provisions shall apply to any Incentive Stock Option. The Committee may grant Incentive Stock Options only to persons who are employees of the Company or a Subsidiary as of the Grant Date. The aggregate Fair Market Value (determined as of the Grant Date) of all shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan or any other incentive stock option plan of the Company or any Subsidiary) shall not exceed $100,000. If the Fair Market Value of shares on the Grant Date with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Options for the first $100,000 worth of shares to become exercisable in that calendar year will be Incentive Stock Options, and the Options for the shares with a Fair Market Value in excess of $100,000 that become exercisable in that calendar year will be Non-Qualified Stock Options. No Incentive Stock Option shall be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share at the Grant Date and the Option expires no later than five (5) years after the Grant Date.

     The Company may require that any certificate representing shares acquired through exercise of an Incentive Stock Option bear a restrictive legend until such time as the shares represented thereby are no longer subject to the possibility of a Disqualifying Disposition, as defined herein. For purposes hereof, a Disqualifying Disposition means any sale or other disposition by a Participant of any shares acquired pursuant to the exercise of an Incentive Stock Option on or before the later of (i) the date two (2) years after the Grant Date, and (ii) the date one year after the exercise of the Incentive Stock Option.

7. Stock Appreciation Rights

     (a) Grant of SARs. Subject to the provisions of the Plan, the Committee may grant SARs to a Participant in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs granted in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised.

     (b) Terms and Conditions. The Committee shall determine the number of shares of Common Stock subject to each SAR and the exercise price therefor. A SAR granted in tandem with an Option shall have an exercise price not less than the exercise price of the related Option. A SAR granted alone and unrelated to an Option may not have an exercise price less than 100% of the Fair Market Value of the Common Stock on of the Grant Date. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the Grant Agreement or thereafter; provided that no SAR shall be exercisable after the expiration of ten years from the SAR’s Grant Date. A Participant may exercise a SAR by following such procedures as the Committee or its designees may specify from time to time. The Committee may impose such conditions with respect to the exercise of SARs, including conditions relating to Applicable Laws, as it considers necessary or advisable.

     (c) Exercise Period. When a Participant’s status as a Service Provider terminates, the Participant’s SAR may be exercised within the period of time specified in the Grant Agreement to the extent that the SAR is vested on the Participant’s Termination Date. In the absence of a specific period of time set forth in the Grant Agreement, a SAR shall remain exercisable for three (3) months following the date the Participant ceases to be a Service Provider, but in no event shall the SAR be exercisable after the expiration of the term of such SAR. If a Participant’s status as a Service Provider terminates from death or Disability or the Participant dies within three (3) months after his Termination Date, then (unless provided otherwise in the Grant Agreement) the SAR shall remain exercisable for twelve (12) months following the date the Participant ceases to be a Service Provider, but in no event shall the SAR be exercisable after the expiration of the term of such SAR. In no event may the Committee provide in the Grant Agreement that the period of time for exercising a SAR following a Participant’s Termination Date shall exceed three (3) years.

8. Restricted Stock

     (a) Grant of Restricted Stock. Subject to the provisions of the Plan, the Committee may grant Restricted Stock to a Participant.

     (b) Terms and Conditions. The Committee shall determine the number of shares of Common Stock subject to each Restricted Stock Award and the purchase price (if any) for each share. Shares of Restricted Stock may be issued for no cash consideration, or such minimum consideration as may be required by Applicable Law. The Committee may grant shares of Common Stock subject to such other terms, conditions, and restrictions (including forfeiture provisions and conditions relating to Applicable Laws) as it considers necessary or advisable.

     (c) Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the restricted period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine, including book-entry registration. Any physical certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant bearing an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company or a designated custodian or escrow agent. At the expiration of the restricted period, the Company shall deliver any such certificates to the Participant or if the Participant has died, to the Participant’s Designated Beneficiary.

9. Restricted Stock Units

     (a) Restricted Stock Units. Subject to the provisions of the Plan, the Committee may grant Restricted Stock Units to a Participant.

     (b) Terms and Conditions. The Committee shall determine the number of shares of Common Stock subject to each Restricted Stock Unit Award and the purchase price (if any) for each unit. Restricted Stock Units may be issued for no cash consideration, or such minimum consideration as may be required by Applicable Law. The Committee may grant Restricted Stock Units subject to such other terms, conditions, and restrictions (including forfeiture provisions and conditions relating to Applicable Laws) as it considers necessary or advisable.

     (c) Unfunded Obligation. A Restricted Stock Unit Award shall constitute an unfunded and unsecured obligation of the Company, and shall be settled in shares of Common Stock or cash, as determined by the Committee at the time of grant or thereafter. Each unit shall represent the equivalent of one share of Common Stock.

10. General Provisions Applicable to Awards

     (a) Transferability. Except as otherwise provided in this Section 10(a), an Award (i) shall not be transferable other than as designated by the Participant by will or by the laws of descent and distribution, and (ii) may be exercised during the Participant’s lifetime only by the Participant or by the Participant’s guardian or legal representative. In the discretion of the Committee, any Award may be transferable upon such terms and conditions and to such extent as the Committee determines at or after grant, provided that Incentive Stock Options may be transferable only to the extent permitted by the Code.

     (b) Grant Agreement. Each Award under the Plan shall be evidenced by a written or electronic grant agreement delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan or Applicable Laws as the Committee considers necessary or advisable to achieve the purposes of the Plan.

     (c) Committee Discretion. Each type of Award may be made alone, in addition to or in relation to any other Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. In addition to the authority granted to the Committee in Section 10(l) to make Awards to Covered Employees which qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the Company may grant Awards subject to such performance conditions (including performance-based vesting) as it shall determine in its discretion. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant or at any time thereafter.

     (d) Dividends and Cash Awards. In the discretion of the Committee, any Award under the Plan may provide the Participant with dividends or dividend equivalents payable currently or deferred, with or without interest. The Committee may also make cash payments under the Plan in lieu of or in addition to an Award. Such Cash Awards may be made subject to such terms, conditions, and restrictions as the Committee considers necessary or advisable. Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date of the dividends are paid to shareholders of that class of stock.

     (e) Termination of Employment or Service. Whether military service, government service, or other leave of absence shall constitute a termination of employment or service, and whether the vesting of an Award shall cease, be suspended, or continue during such leave of absence, shall be determined in each case by the Committee in its discretion. Except as otherwise provided by the Committee, a Participant’s employment or service shall not be deemed to terminate upon the transfer of employment or service between the Company and an Affiliate. Except as otherwise provided by the Committee, a Participant’s employment or service shall be deemed to terminate, and further vesting of any Award shall cease, in the case of any sale, spin-off, or other disposition of the Participant’s employer or substantially all of its assets. To the extent that this Section 10(e) or action by the Committee results in an Incentive Stock Option being exercised beyond the date that a Participant is deemed to be an employee of the Company or a Subsidiary for purposes of Section 424 of the Code, the Option shall be deemed to be a Non-Qualified Stock Option.

     (f) Change in Control. In order to preserve a Participant’s rights under an Award in the event of a change in control of the Company as defined by the Committee (a “Change in Control”), the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or payment of the Award, (ii) provide for payment to the Participant of cash or other property with a Fair Market Value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon the Change in Control, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the Change in Control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable to Participants and in the best interests of the Company.

     (g) Loans. The Committee may not authorize the making of loans to Participants in connection with the grant or exercise of any Award under the Plan.

     (h) Withholding Taxes. A Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee’s discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by Applicable Law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

     (i) Foreign National Awards. Notwithstanding anything to the contrary contained in this Plan, Foreign National Awards may be made to Participants on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with Applicable Law.

     (j) Amendment of Award. Except as provided in Section 10(k), the Committee may amend, modify, or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Non-Qualified Stock Option, provided that the Participant’s consent to such action shall be required unless (i) the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant, or (ii) the action is permitted by the terms of the Plan.

     (k) No Repricing of Options. Notwithstanding anything to the contrary in the Plan, the Company shall not engage in any repricing of Options or SARs granted under this Plan without further stockholder approval. For this purpose, the term “repricing” shall mean any of the following or other action that has the same effect: (i) lowering the exercise price of an Option or a SAR after it is granted, (ii) any other action that is treated as a repricing under generally accepted accounting principles, or (iii) canceling an Option or a SAR at a time when its exercise price exceeds the fair market value of the underlying stock in exchange for another Option, SAR, Restricted Stock, or other equity of the Company, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off, or similar corporate transaction (including any adjustment described in Section 5(c)).

     (l) Code Section 162(m) Provisions. If the Committee determines at the time an Award is granted to a Participant that such Participant is, or may be as of the end of the tax year for which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that the Participant’s right to receive cash, shares, or other property pursuant to such Award shall be subject to the satisfaction of Performance Goals during a Performance Period. Prior to the payment of any Award subject to this Section 10(l), the Committee shall certify in writing that the Performance Goals and other material terms applicable to such Award were satisfied. Notwithstanding the attainment of Performance Goals by a Covered Employee, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 10(l) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

     (m) Minimum Vesting Requirements for Full Value Awards. Each Restricted Stock or Restricted Stock Unit Award granted under the Plan (each, a “Full Value Award”) shall vest in accordance with a schedule that does not permit such Full Value Award to vest in full prior to the third anniversary of the Grant Date of the Award. This minimum vesting requirement shall not, however, preclude the Committee from exercising its discretion to (i) accelerate the vesting of any Full Value Award upon retirement, termination of employment by the Company, death or Disability, (ii) accelerate the vesting of any Full Value Award in accordance with Section 10(f), (iii) establish a shorter vesting schedule for any Full Value Award granted to a consultant, director, or newly-hired employee, (iv) establish a shorter vesting schedule for any Full Value Award that is granted in exchange for or in lieu of the right to receive the payment of an equivalent amount of salary, bonus, directors’ fees, or other cash compensation, (v) establish a shorter performance-based vesting schedule in accordance with Section 10(c) or Section 10(l) (but in each case of not less than one year), or (vi) vest up to 1,000 shares per year for each Participant; provided, however, the total number of Full Value Awards granted under clauses (iii) and (vi) above shall not exceed 300,000 shares in the aggregate (subject to adjustment in accordance with Section 5(c)).

     (n) Limitation Following a Hardship Distribution. To the extent required to comply with Treasury Regulation Section 1.401(k)-1(d)(2)(iv)(B)(4), or any amendment or successor thereto, a Participant’s “elective and employee contributions” (within the meaning of such Treasury Regulation) under the Plan shall be suspended for a period of twelve months following such Participant’s receipt of a hardship distribution made in reliance on such Treasury Regulation from any plan containing a cash or deferred arrangement under Section 401(k) of the Code maintained by the Company or a related party within the provisions of Section 414 of the Code.

11. Miscellaneous

     (a) No Right To Employment. No person shall have any claim or right to be granted an Award. Neither the Plan nor any Award hereunder shall be deemed to give any employee the right to continued employment or service or to limit the right of the Company to discharge any Participant at any time.

     (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the Grant Agreement.

     (c) Compliance with Code Section 409A. No Award shall provide for the deferral of compensation that does not comply with Section 409A of the Code, unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant.

     (d) Effective Date. Subject to the approval of the stockholders of the Company of an increase in authorized common stock above 90,000,000 shares and subject to the approval of the stockholders of the Company or this Plan, the Plan shall be effective on June 15, 2006.

     (e) Amendment and Term of Plan. The Board may amend, suspend, or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Board determines to be necessary or advisable to comply with any tax or regulatory requirement, provided, however, that the Board may not without stockholder approval materially amend the Plan (within the meaning of applicable exchange listing requirements) to materially increase the number of shares of Common Stock that may be issued under the Plan, materially increase benefits to Participants, materially expand the class of Participants eligible to participate in the Plan, or expand the types of Awards provided under the Plan. Unless terminated earlier by the Board, or extended by subsequent approval of the Company’s stockholders, the term of the Plan shall expire on June 15, 2016, and no further Awards shall be made thereafter. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination.

     (f) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of Massachusetts.

     (g) Indemnification. Neither the Board nor the Committee, nor any members of either, nor any employees or officers of the Company or any Affiliate, shall be liable for any act, omission, interpretation, construction, or determination made in good faith in connection with their responsibilities under the Plan, and the Company hereby agrees to indemnify the members of the Board, the members of the Committee, and the employees and officers of the Company or any Affiliate administering the Plan, in respect of any claim, loss, damage, or expense (including reasonable fees of legal counsel) arising from any such act, omission, interpretation, construction, or determination to the fullest extent permitted by Applicable Law.

     This Plan was approved by the Board of Directors on March 22, 2006.

     This Plan was approved by the Company’s stockholders on ____________.

REVOCABLE PROXY
MATRITECH, INC.

Annual Meeting of Stockholders of MATRITECH, INC.
June 9, 2006

The undersigned, revoking all prior proxies, hereby appoints Stephen D. Chubb and David L. Corbet, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of capital stock of Matritech, Inc. (the “Company”), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Sheraton Newton Hotel, 320 Washington Street, Newton, Massachusetts 02458 on Friday, June 9, 2006, at 9:00 a.m., local time and at all adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 25, 2006, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

Please be sure to sign and date                    Date ___________________________
this Proxy in the box below.

________________________________________________________________________________
Stockholder sign above ---- Co-holder (if any) sign above

Please sign exactly as your name appears on your stock certificate.
When signing as an attorney, executor, administrator, trustee or guardian, please provide your full title as such. If a corporation, please sign in full corporate name by an authorized officer.

			With-	For All
		For	hold	Except

1. Election of Directors: To elect nine members		[ ]	[ ]	[ ]
of the Board of Directors to serve until the next
Annual Meeting of Stockholders and until their
successors have been elected and qualified.

Stephen D. Chubb	David L. Corbet		Walter O. Fredericks
Judith Kurland	Bruce Lehman		Jonathan M. Niloff
Richard A. Sandberg	T. Stephen Thompson		C. William Zadel

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
“For All Except” and write each such nominee’s name in the space provided below.

------------------------------------------------------------------------------------
		For	Against	Abstain

2. To approve an amendment to the Company’s		[ ]	[ ]	[ ]
Amended and Restated Certificate of Incorporation
to increase the number of authorized shares of
common stock from 90,000,000 to 150,000,000.

	For	Against	Abstain

3. To approve certain issuances by the	[ ]	[ ]	[ ]
Company of shares of common stock at a
price below $0.61 per share.
	For	Against	Abstain

4. To approve the Company’s 2006 Equity and	[ ]	[ ]	[ ]
Incentive Plan.

	For	Against	Abstain

5. To ratify the selection of	[ ]	[ ]	[ ]
PricewaterhouseCoopers LLP as independent
registered public accounting firm for the fiscal
year ending December 31, 2006.

6. To transact such other business as may properly come before the meeting and any adjournments thereof.

PLEASE CHECK IF YOU PLAN TO ATTEND THE ANNUAL MEETING                    [ ]

The Board of Directors recommends a vote FOR the foregoing proposals. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MATRITECH, INC.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES, FOR THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION, FOR THE APPROVAL OF THE ISSUANCES OF STOCK AT A PRICE BELOW $0.61 PER SHARE, FOR THE APPROVAL OF THE COMPANY’S 2006 EQUITY AND INCENTIVE PLAN AND FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP. THE PROXIES ARE AUTHORIZED, IN THEIR DISCRETION, TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.